As filed with the Securities and Exchange Commission on October 31, 1997

                                                              File No. 811-7459

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 3

                          ASSET ALLOCATION PORTFOLIOS
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (345) 945-1824

               SUSAN JAKUBOSKI, ELIZABETHAN SQUARE, GEORGE TOWN,
                       GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                       ROGER P. JOSEPH, BINGHAM DANA LLP,
                      150 FEDERAL STREET, BOSTON, MA 02110



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                                EXPLANATORY NOTE


     Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.




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                                     PART A


     Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.


Item 4.  General Description of Registrant.

     Asset Allocation Portfolios (the "Trust") currently consists of the following separate series (each a "Portfolio" and collectively the "Portfolios"): Asset Allocation Portfolio 200 ("Portfolio 200"), Asset Allocation Portfolio 300 ("Portfolio 300"), Asset Allocation Portfolio 400 ("Portfolio 400"), Asset Allocation Portfolio 500 ("Portfolio 500"), Short-Term Portfolio, Intermediate Income Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio and Foreign Bond Portfolio. Citibank, N.A. ("Citibank" or the "Manager") is the investment manager of each of the Portfolios. From time to time each Portfolio may employ one or more Subadvisers to perform the daily management of the Portfolio's securities. Citibank will monitor and supervise the activities of the Subadvisers, and Citibank and the Portfolio may terminate the services of a Subadviser at any time.

     The Trust is an open-end management investment company which was organized as a trust under the laws of the State of New York on December 14, 1995. Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the U.S. Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may be made only by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     BENEFICIAL INTERESTS IN THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, CITIBANK, N.A. OR ANY OF ITS AFFILIATES, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.


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INVESTMENT OBJECTIVES AND POLICIES:

PORTFOLIOS 200, 300, 400 AND 500

      Portfolios 200, 300, 400 and 500 are designed for institutional investors seeking to reduce the risks of investing in a single asset or asset class and to cushion the volatility of financial markets through broad diversification of portfolio holdings and the allocation of assets across several classes of assets. The Portfolios offer diversified professionally managed portfolios tailored to specific investment goals and expectations of risk and return. While time horizon is a factor, it is not necessarily the determining factor in choosing to invest in one of the Portfolios. Investment goals determine the appropriate asset allocation and amount of risk sought.

     Each of these Portfolios is a total return portfolio that allocates its investments among three primary classes of assets - equity, fixed income and money market securities. Each Portfolio's asset mix is designed to offer a different level of potential return within a corresponding level of risk. The investment objective of each Portfolio is as follows:

      The investment objective of PORTFOLIO 200 is as high a total return over time as is consistent with a primary emphasis on a combination of fixed income and money market securities, and a secondary emphasis on equity securities.

      The investment objective of PORTFOLIO 300 is as high a total return over time as is consistent with a balanced emphasis on equity and fixed income securities.

      The investment objective of PORTFOLIO 400 is as high a total return over time as is consistent with a primary emphasis on equity securities, and a secondary emphasis on fixed income securities.

      The investment objective of PORTFOLIO 500 is as high a total return over time as is consistent with a dominant emphasis on equity securities and a small allocation to fixed income securities.

      The investment objective of each Portfolio may be changed without investor approval. Of course, there can be no assurance that any Portfolio will achieve its investment objective.

      Portfolio 200 is expected to be the least volatile of the four portfolios and is designed for the investor who is seeking relatively lower risk provided by substantial investments in fixed income and money market securities, but who also seeks some capital growth. Portfolio 300 is designed for the investor seeking a balanced approach by emphasizing stocks for their higher capital

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appreciation potential but retaining a significant fixed income component to temper volatility. Portfolio 400 and Portfolio 500 are designed for the investor willing and able to take higher risks in the pursuit of long-term capital appreciation. Portfolio 500 is expected to be the most volatile of the four Portfolios and is designed for the investor who can withstand greater market swings to seek potential long-term rewards. Portfolio 400 is designed for the investor seeking long-term rewards, but with less volatility.

      Each Portfolio is a carefully selected and professionally managed diversified mix of equity, fixed income and money market investments that are structured to achieve certain risk and return objectives. As the Portfolios' investment manager, Citibank allocates each Portfolio's assets among these three classes of investments to seek to achieve certain risk and return objectives. In making asset allocations, Citibank considers long-term performance and valuation measures within and between asset classes and the effects of market and economic variables on those relationships. It uses this information to determine the overall mix of the Portfolios' assets among the three general asset classes. A Portfolio's allocation or asset mix is determined by Citibank to be an optimal combination of stocks, bonds and money market instruments that reduces risk and maximizes potential return for each Portfolio's distinct investment objective.

      The Portfolios' asset allocations generally correlate to different levels of investment risk and return. Equity securities have the potential to outperform fixed income securities over the long term. Equity securities typically have the greatest potential for growth of capital, yet are generally the most volatile of the three asset types. Fixed income and money market securities sometimes move in the opposite direction of equity securities and may provide investment balance to a Portfolio. The risks of each asset class will vary.

      Citibank expects that, in general, each Portfolio's assets will be allocated among the equity, fixed income and money market asset classes as provided in the following chart. However, cash flows of a Portfolio or changes in market valuations could produce different results. Citibank will review each Portfolio's asset allocation quarterly and expects, in general, to rebalance the Portfolio's investments, if necessary, at that time. Rebalancing may be accomplished over a period of time and may be limited by tax and regulatory requirements.

                Portfolio   Portfolio   Portfolio   Portfolio
                   200         300         400         500

Asset Class       Range       Range       Range       Range

Equity           25-45%       40-60%     55-85%      70-95%
Fixed            35-55        35-55      15-35        5-20
Income
Money            10-30         1-10       1-10        1-10
Market


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      Each asset class includes other investments described under "Certain
Additional Investment Policies" or elsewhere in this Part A that are deemed related to the management of that asset class. Percentage ranges shown for the equity and fixed income classes include investment positions that seek equivalent asset class exposure or to enhance income for that asset class. When money market instruments are used in connection with these positions they will be counted towards the assets of the applicable asset class and not towards the money market class.

      Citibank will diversify the equity class of each Portfolio by allocating the Portfolio's portfolio of equity securities among large capitalization securities, small capitalization securities and international securities. Citibank will diversify the fixed income class of each Portfolio by allocating the Portfolio's portfolio of fixed income securities among U.S. and foreign government and corporate bonds. There is no requirement that Citibank allocate a Portfolio's assets among all of the foregoing types of equity and fixed income securities at all times. These types of securities have been selected because Citibank believes that this additional level of asset diversification will provide a Portfolio with the potential for higher returns with lower overall volatility.

      From time to time Citibank may employ Subadvisers to perform the daily management of a particular asset class for the Portfolios or of specific types of securities within a particular asset class. Citibank will monitor and supervise the activities of the Subadvisers and may terminate the services of any Subadviser at any time. See "Management of the Portfolios." In allocating each Portfolio's investments among various asset classes and in supervising the Subadvisers, Citibank employs a multi-style and multi-manager diversification strategy. Citibank believes that there are periods when securities with particular characteristics, or an investment style, outperform other types of securities in the same asset class. For example, at certain times, equity securities with growth characteristics outperform equities with income characteristics, and vice versa. Citibank will seek to take advantage of this by blending asset classes and investment styles on a complementary basis in an effort to maximize the consistency of returns over longer time periods, and to reduce volatility.

      In supervising the Subadvisers, Citibank will also be taking into account the expertise they have demonstrated in particular areas and the historical results they have achieved within selected asset classes or investment styles. By combining these attributes with selected asset classes and styles, Citibank will seek to increase returns.

      Citibank has delegated the responsibility for the daily management of the following kinds of securities to the following Subadvisers: large capitalization value securities, Miller Anderson & Sherrerd, LLP; small capitalization value securities, Franklin Advisory Services, Inc.;

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international equity securities, Hotchkis and Wiley; and foreign government securities, Pacific Investment Management Company. Citibank is responsible for the daily management of all other kinds of securities of the Portfolios, including large capitalization growth securities, small capitalization growth securities, domestic fixed income securities and money market securities.

      THE EQUITY CLASS

      Equity securities include common stocks, securities convertible into common stocks, preferred stocks, warrants for the purchase of stock and depositary receipts (receipts which represent the right to receive the securities of non-U.S. issuers deposited in a U.S. or correspondent bank). While equity securities historically have experienced a higher level of volatility risk than fixed income securities, they also historically have produced higher levels of total return. Longer term, investors with diversified equity portfolios have a higher probability of achieving their investment goals with lower levels of volatility than those who have not diversified.

      Each Portfolio will diversify its equity portfolio by investing those assets which are allocated to the equity class among equity securities issued by large capitalization issuers, small capitalization issuers and international issuers. The mix of equity securities will vary from Portfolio to Portfolio. For example, the equity class of Portfolio 400 will emphasize securities of small cap issuers. The equity class of Portfolio 300 will emphasize securities of large cap and small cap issuers. There is no requirement that any Portfolio invest in each type of equity security.

      Large Cap Issuers. Large cap issuers are those with market capitalizations typically of $1 billion or more. In the selection of equity securities of large cap issuers, securities issued by established companies with stable operating histories are emphasized.

      Small Cap Issuers. Small cap issuers are those with market capitalizations below the top 1,000 stocks that comprise the large and midrange capitalization sector of the equity market. These stocks are comparable to, but not limited to, the stocks comprising the Russell 2000 Index, an index of small capitalization stocks. Small cap companies are generally represented in new or rapidly changing industries. They may offer more profit opportunity in growing industries and during certain economic conditions than do large and medium sized companies. However, small cap companies also involve special risks. Often, liquidity and overall business stability of a small cap company may be less than that associated with larger capitalized companies. Small cap stocks frequently involve smaller, rapidly growing companies with high growth rates, negligible dividend yields and extremely high levels of volatility.

      International Issuers. International issuers are those based outside the United States. In the selection of equity securities of international issuers, securities included in the Morgan Stanley Capital International Europe,

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Australia and Far East Index (called the EAFE Index) are emphasized. The EAFE
Index currently contains approximately 1,100 equity securities of companies located in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. In addition, securities of issuers located in emerging markets may be selected. The U.S. investor may benefit from exposure to international equity securities and foreign economies, which may be influenced by distinctly different factors impacting a country's rate of economic growth, interest rate structure, currency, industry and local stock market environment. In addition, investments in the non-U.S. equity markets allow for further diversification as many countries and regions have risk/reward characteristics and market performance that are not highly correlated to each other or to the U.S. market. International investments, however, particularly in emerging countries, are subject to special risks not generally present in domestic equity investments.

      THE FIXED INCOME CLASS

      Fixed income securities include bonds and short-term obligations. Fixed income securities, in general, offer a fixed stream of cash flow and may provide good to moderate relative total return benefits over time. Most bond investments focus on generating income, while the potential for capital appreciation is a secondary objective. The bond markets provide diversification benefits to a holder of equity securities depending upon the characteristics of the bonds comprising the fixed income class of each Portfolio. The value of fixed income securities generally fluctuates inversely with changes in interest rates, and also fluctuates based on other market and credit factors as well.

      Each Portfolio will diversify its fixed income portfolio by investing those assets which are allocated to the fixed income class among investment grade corporate debt obligations of foreign and U.S. issuers and securities issued by the U.S. Government and its agencies and instrumentalities and by foreign governments. Investment grade securities are those rated Baa or better by Moody's Investors Service, Inc. ("Moody's") or BBB or better by Standard & Poor's Rating Services ("S&P") or securities which are not rated by these rating agencies, but which Citibank or a Subadviser believes to be of comparable quality. Securities rated Baa or BBB and securities of comparable quality may have speculative characteristics.

      The mix of fixed income securities may vary from Portfolio to Portfolio. There is no requirement that any Portfolio invest in each type of fixed income security. The Portfolios may invest in securities with all maturities, including long bonds (10+ years), intermediate notes (3 to 10 years) and short-term notes (1 to 3 years).

      Government Securities. U.S. Government securities may provide opportunities for income with minimal credit risk. U.S. Treasury securities are considered the safest of all government securities. U.S. Government securities

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are high quality instruments issued or guaranteed as to principal and interest by the U.S. Government or by an agency or instrumentality of the U.S. Government. Securities issued or guaranteed as to principal and interest by foreign governments or agencies or instrumentalities of foreign governments (which include securities of supranational agencies) also may provide opportunities for income with minimal credit risk. Government securities are, however, not immune from the market risk of principal fluctuation associated with changing interest rates.

      Corporate Bonds. Investment in bonds of U.S. and foreign corporate issuers may provide relatively higher levels of current income. These bonds are used by U.S. and foreign corporate issuers to borrow money from investors, and may have varying maturities. Corporate bonds have varying degrees of quality and varying degrees of sensitivity to changes in interest rates. The value of these investments fluctuates based on changes in interest rates and in the underlying credit quality of the bond issuers represented in the portfolio.

      THE MONEY MARKET CLASS

      Each Portfolio will invest those assets which are allocated to the money market class in cash and in U.S. dollar-denominated high quality money market and short-term instruments. These instruments include short-term obligations of the U.S. Government and repurchase agreements covering these obligations, commercial paper of U.S. and foreign issuers, bank obligations (such as certificates of deposit, bankers' acceptances and fixed time deposits) of U.S. and non-U.S. banks and obligations issued or guaranteed by the governments of Western Europe, Scandinavia, Australia, Japan and Canada. These investments provide opportunities for income with low credit risk, and may result in a lower yield than would be available from investments with a lower quality or a longer term.

OTHER PORTFOLIOS

      The investment objective of SHORT-TERM PORTFOLIO is liquidity and as high a level of current income as is consistent with the preservation of capital.

      The investment objective of INTERMEDIATE INCOME PORTFOLIO is current income and preservation of capital.

      The investment objective of LARGE CAP VALUE PORTFOLIO is above average total return consistent with reasonable risk.

      The investment objective of SMALL CAP VALUE PORTFOLIO long-term capital growth. Dividend income, if any, is incidental to this investment objective.


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      The investment objective of INTERNATIONAL PORTFOLIO is current income and long-term growth of income, accompanied by growth of capital.

      The investment objective of FOREIGN BOND PORTFOLIO is maximum total return consistent with preservation of capital.

      The investment objective of each Portfolio may be changed without investor approval. Of course, there can be no assurance that any Portfolio will achieve its investment objective.

      SHORT-TERM PORTFOLIO invests primarily in cash and in U.S. dollar-denominated high quality money market and short-term instruments. These instruments include short-term obligations of the U.S. Government and repurchase agreements covering these obligations, commercial paper of U.S. and foreign issuers, bank obligations (such as certificates of deposit, bankers' acceptances and fixed time deposits) of U.S. and non-U.S. banks and obligations issued or guaranteed by the governments of Western Europe, Scandinavia, Australia, Japan and Canada. The Portfolio's investments generally will mature in less than 13 months. These investments provide opportunities for income with low credit risk, and may result in a lower yield than would be available from investments with a lower quality or a longer term.

      INTERMEDIATE INCOME PORTFOLIO invests primarily (i.e., at least 65% of the Portfolio's total assets under normal circumstances) in a broad range of fixed income securities, including fixed income securities of U.S. and foreign corporate issuers and U.S. Government securities. Fixed income securities include preferred and preference stocks and all types of debt obligations, such as bonds, debentures, notes, equipment lease or trust certificates, conditional sales contracts and commercial paper. These securities have varying degrees of quality and varying degrees of sensitivity to changes in interest rates.

      Fixed income securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer or participations based on revenues, sales or profits. The value of fixed income securities generally fluctuates inversely with changes in interest rates, and also fluctuates based on other market and credit factors and well. Changes in interest rates will generally cause bigger changes in prices of longer-term securities than in the prices of shorter-term securities.

      Corporate Bonds. Investment in bonds of U.S. and foreign corporate issuers may provide relatively higher levels of current income. These bonds are used by U.S. and foreign corporate issuers to borrow money from investors, and may have varying maturities. Corporate bonds have varying degrees of quality and varying degrees of sensitivity to changes in interest rates. The value of

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these investments fluctuates based on changes in interest rates and in the underlying credit quality of the bond issuers represented in the portfolio.

      The corporate debt obligations in which the Portfolio invests will be investment grade securities. Investment grade securities are those rated Baa or better by Moody's or BBB or better by S&P or securities which are not rated by these rating agencies, but which Citibank or any Subadviser believes to be of comparable quality. Securities rated Baa or BBB and securities of comparable quality may have speculative characteristics.

      Government Securities. U.S. Government securities may provide opportunities for income with minimal credit risk. U.S. Treasury securities are considered the safest of all government securities. U.S. Government securities are high quality instruments issued or guaranteed as to principal and interest by the U.S. Government or by an agency or instrumentality of the U.S. Government. Securities issued or guaranteed as to principal and interest by foreign governments or agencies or instrumentalities of foreign governments (which include securities of supranational agencies) also may provide opportunities for income with minimal credit risk. Government securities are, however, not immune from the market risk of principal fluctuation associated with changing interest rates.

      The fixed income securities in which the Portfolio may invest also include zero coupon bonds, deferred interest bonds and bonds on which the interest is payable in kind. The Portfolio may also invest in collateralized mortgage obligations, multiclass pass-through securities, stripped mortgage-backed securities, corporate asset-backed securities and obligations issued or guaranteed by the U.S. Government, any foreign government or any of their respective agencies or instrumentalities (including obligations, such as repurchase agreements, secured by such instruments).

      The Portfolio currently intends to invest primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers.

      LARGE CAP VALUE PORTFOLIO invests primarily (i.e., at least 65% of its total assets under normal circumstances) in equity securities of large capitalization issuers which are deemed to be undervalued. SMALL CAP VALUE PORTFOLIO invests primarily (i.e., at least 65% of its total assets under normal circumstances) in equity securities of U.S. issuers that have small market capitalizations and which are deemed to be undervalued. Equity securities include common stocks, securities convertible into common stocks, preferred stocks, warrants for the purchase of stock and depositary receipts (receipts which represent the right to receive the securities of non-U.S. issuers deposited in a U.S. or correspondent bank).


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      Large cap issuers are those with market capitalizations typically of $1 billion or more. In the selection of equity securities of large cap issuers, securities issued by established companies with stable operating histories are emphasized.

      Small cap issuers are those with market capitalizations below the top 1,000 stocks that comprise the large and midrange capitalization sector of the equity market. These stocks are comparable to, but not limited to, the stocks comprising the Russell 2000 Index, an index of small capitalization stocks. Small cap companies are generally represented in new or rapidly changing industries. They may offer more profit opportunity in growing industries and during certain economic conditions than do large and medium sized companies. However, small cap companies also involve special risks. Often, liquidity and overall business stability of a small cap company may be less than that associated with larger capitalized companies. Small cap stocks frequently involve smaller, rapidly growing companies with high growth rates, negligible dividend yields and extremely high levels of volatility.

      An issuer may be undervalued relative to the stock market in general, relative to the underlying value of its assets or relative to what a sophisticated private investor would pay for the entire company. A variety of factors are analyzed in order to determine that an issuer is undervalued. These factors include low price to earnings ratio relative to the market, industry group or earnings growth; low price relative to book value or cash flow; valuable franchises, patents, trademarks, trade names, distribution channels or market share for particular products or services, tax loss carryforwards, or other intangibles that may not be reflected in stock prices; ownership of understated or underutilized tangible assets such as land, timber or minerals; underutilized cash or investment assets; and unusually high current income. These criteria and others, alone and in combination, may identify companies that are attractive to financial or strategic acquirers (i.e., takeover candidates). Issuers selected may include companies in cyclical businesses, turnarounds and companies emerging from bankruptcy. Investment decisions may also be influenced by company and its insiders' stock buy-backs.

      Miller Anderson & Sherrerd, LLP currently is the Subadviser of the Large Cap Value Portfolio.

      Franklin Advisory Services, Inc. currently is the Subadviser of the Small Cap Value Portfolio.

      INTERNATIONAL PORTFOLIO invests primarily (i.e., at least 65% of its total assets under normal circumstances) in equity securities of issuers in at least three non-U.S. markets whose securities are deemed to have superior values. In general, the Portfolio will emphasize issuers located in the developed international equity markets, which include markets in Europe as well

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as Australia, New Zealand, Japan, Hong Kong, Singapore, Malaysia, Canada and
South Korea. International investments are subject to special risks not generally present in U.S. equity investments.

      In selecting securities that it deems to have superior value, the Portfolio will generally seek equity securities of companies in each country that have such characteristics as dividend yield greater than the local market average, earnings yield at least three percentage points greater than the country's 10-year government bond yield (or low price-to-earnings ratios relative to the local market), and financial strength.

      Under normal market conditions, the Portfolio will invest at least 80% of its total assets in income-producing equity securities issued by companies with a record of earnings and dividends. The remainder of the Portfolio's assets may be invested in securities of companies which pay no dividends or interest, but have potential for growth unrecognized by the market or changes in business or management that indicate possible growth. The Portfolio will not invest in foreign fixed income securities with a maturity in excess of one year.

      The equity securities that the Portfolio may purchase consist of common stocks or securities having characteristics of common stocks, such as convertible preferred stocks, convertible debt securities or warrants. Any such convertible securities will be securities of an issuer having an outstanding issue of debt securities rated at least A by Moody's or S&P or be of comparable quality.

      The Portfolio may purchase foreign currency options or enter into forward foreign currency exchange contracts for the purpose of hedging against the effect that currency fluctuations will have on the value of portfolio assets or liabilities.

      Hotchkis and Wiley currently is the Subadviser of the International Portfolio.

      FOREIGN BOND PORTFOLIO invests in fixed income securities of issuers in at least three non-U.S. markets. The Portfolio expects that under normal circumstances at least 85% of its assets will be so invested (for purposes of this measurement, issuers and countries may be represented by future contracts (including related options) with respect to underlying securities and options on such securities). The Portfolio's fixed income securities are primarily denominated in major foreign currencies and baskets of foreign currencies (such as the European Currency Unit).

      Fixed income securities in which the Portfolio may invest include corporate debt securities, including convertible securities and corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued by both governments and corporations; structured notes and loan participations; bank certificates of deposit, fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of the U.S. Government and of foreign governments or their agencies and instrumentalities; and obligations of international agencies or supranational entities. Fixed income securities may have fixed, variable, or floating rates of interest, including rates of interest that vary inversely at a multiple of a designated or floating rate, or that vary according to changes in relative values of currencies.

      Pacific Investment Management Company currently is the Subadviser of the Foreign Bond Portfolio.

CERTAIN ADDITIONAL INVESTMENT POLICIES:

      FUTURES. Each of the Portfolios (other than the Small Cap Value Portfolio) may use financial futures in order to protect the Portfolio from fluctuations in interest rates (sometimes called "hedging") without actually buying or selling securities, or to manage the effective maturity or duration of fixed income securities in the Portfolio's investment portfolio in an effort to reduce potential losses or enhance potential gain. Each of the Portfolios may purchase stock index futures and foreign currency futures (provided that the Small Cap Value Portfolio will not purchase foreign currency futures) in order to protect against declines in the value of portfolio securities or increases in the cost of securities or other assets to be acquired and, subject to applicable law, to enhance potential gain. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a security at a specified future time and price, or for making payment of a cash settlement based on changes in the value of a security, an index of securities or other assets. In many cases, the futures contracts that may be purchased by the Portfolios are standardized contracts traded on commodities exchanges or boards of trade.

     TEMPORARY INVESTMENTS. During periods of unusual economic or market conditions or for temporary defensive purposes or liquidity, each Portfolio may invest without limit in cash and in U.S. dollar-denominated high quality money market and short-term instruments. These investments may result in a lower yield than would be available from investments with a lower quality or longer term.

      OTHER PERMITTED INVESTMENTS. For more information regarding the Portfolios' permitted investments and investment practices, see "Permitted Investments and Investment Practices." The Portfolios will not necessarily invest or engage in each of the investments and investment practices described in "Permitted Investments and Investment Practices" but reserve the right to do so.

      INVESTMENT RESTRICTIONS. Part B of this Registration Statement contains a list of specific investment restrictions which govern the investment policies of the Portfolios, including a limitation that each Portfolio may borrow money from banks in an amount not to exceed 1/3 of the Portfolio's net assets for extraordinary or emergency purposes (e.g., to meet redemption requests). Except

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as otherwise indicated, the Portfolios' investment objectives and policies may be changed without investor approval. If a percentage or rating restriction (other than a restriction as to borrowing) is adhered to at the time an investment is made, a later change in percentage or rating resulting from changes in a Portfolio's securities will not be a violation of policy.

      PORTFOLIO TURNOVER. Securities of each Portfolio will be sold whenever Citibank or the applicable Portfolio's Subadviser believes it is appropriate to do so in light of the Portfolio's investment objective, without regard to the length of time a particular security may have been held. For the period June 17, 1996 (September 3, 1996 for Portfolio 500) (commencement of operations) to December 31, 1996, the turnover rate for Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500 were 147%, 132%, 130% and 27%, respectively. None of the other Portfolios were in operation during the fiscal year ending October 31, 1997. The turnover rate for each of the Portfolios (other than Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500) is not expected to exceed 150% for the fiscal year ended October 31, 1998.

      BROKERAGE TRANSACTIONS. In connection with the selection of brokers or dealers for securities transactions for the Portfolios and the placing of such orders, brokers or dealers may be selected who also provide brokerage and research services to the Portfolios or the other accounts over which Citibank, the Subadvisers or their affiliates exercise investment discretion. Each Portfolio is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Portfolio determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer.

RISK CONSIDERATIONS:

     The risks of investing in each Portfolio vary depending upon the nature of the securities held, and the investment practices employed, on its behalf. Certain of these risks are described below.

     CHANGES IN NET ASSET VALUE. Each Portfolio's net asset value will fluctuate based on changes in the values of the underlying portfolio securities. This means that an investor's interest may be worth more or less at redemption than at the time of purchase. Equity securities fluctuate in response to general market and economic conditions and other factors, including actual and anticipated earnings, changes in management, political developments and the potential for takeovers and acquisitions. During periods of rising interest rates the value of debt securities generally declines, and during periods of falling rates the value of these securities generally increases. Changes by recognized rating agencies in the rating of any debt security, and actual or perceived changes in an issuer's ability to make principal or interest payments, also affect the value of these investments.

      CREDIT RISK OF DEBT SECURITIES. Investors should be aware that securities offering above average yields may at times involve above average risks. Securities rated Baa by Moody's or BBB by S&P and equivalent securities may have speculative characteristics. Adverse economic or changing circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade obligations.

      NON-U.S. SECURITIES. Each of the Portfolios (other than the Small Cap Value Portfolio) may purchase securities of non-U.S. companies. Investments in non-U.S. securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation, confiscatory taxation, withholding taxes on dividends and interest, limitations on the use or transfer of portfolio assets and political or social instability. Enforcing legal rights may be difficult, costly and slow in non-U.S. countries, and there may be special problems enforcing claims against non-U.S. governments. In addition, non-U.S. companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Non-U.S. markets may be less liquid and more volatile than U.S. markets, and may offer less protection to investors such as the Portfolios. Prices at which a Portfolio may acquire securities may be affected by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions by the Portfolio.

      Because non-U.S. securities often are denominated in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned and gains and losses realized on the sale of securities. In addition, some non-U.S. currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets.

      The Portfolios (other than the Small Cap Value Portfolio) may invest in issuers located in developing countries, which are generally defined as countries in the initial stages of their industrialization cycles with low per capita income. All of the risks of investing in non-U.S. securities are heightened by investing in developing countries. Investors should be aware that investing in the equity and fixed income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems which can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of developed countries with more mature economies; such markets often have provided higher rates of return, and greater risks, to investors. These heightened risks include (i) greater risks of expropriation, confiscatory taxation and nationalization, and less social, political and economic stability; (ii) the small current size of markets for securities of issuers based in developing countries and the currently low or non-existent volume of trading, resulting in a lack of liquidity and in price volatility; (iii) certain national policies which may restrict a Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures. Such characteristics can be expected to continue in the future.

      Equity securities traded in certain foreign countries may trade at price-earnings multiples higher than those of comparable companies trading on securities markets in the United States, which may not be sustainable. Rapid increases in money supply in certain countries may result in speculative investment in equity securities which may contribute to volatility of trading markets.

      The costs attributable to non-U.S. investing, such as the costs of maintaining custody of securities in non-U.S. countries, frequently are higher than those involved in U.S. investing. As a result, the operating expense ratios of the Portfolios that invest in non-U.S. securities may be higher than those of investment companies investing exclusively in U.S. securities.

      SMALLER COMPANIES. Investors should be aware that the securities of companies with small market capitalizations may have more risks than the securities of other companies. Small cap companies may be more susceptible to market downturns or setbacks because they may have limited product lines, markets, distribution channels, and financial and management resources. Further, there is often less publicly available information about small cap companies than about more established companies. As a result of these and other factors, the prices of securities issued by small cap companies may be volatile. Interests in the Portfolios investing in small cap companies, therefore, may be subject to greater fluctuation in value than shares of a fund with more of its investments in securities of larger, more established companies.

      INVESTMENT PRACTICES. Certain of the investment practices employed for the Portfolios may entail certain risks. These risks are in addition to the risks described above and are described in "Permitted Investments and Investment Practices" below.

PERMITTED INVESTMENTS AND INVESTMENT PRACTICES:

      REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements in order to earn a return on temporarily available cash. Repurchase agreements are transactions in which an institution sells the Portfolio a security at one price, subject to the Portfolio's obligation to resell and the selling institution's obligation to repurchase that security at a higher price normally within a seven day period. There may be delays and risks of loss if the seller is unable to meet its obligation to repurchase.

      REVERSE REPURCHASE AGREEMENTS. Each Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Portfolio and the agreement by the Portfolio to repurchase the securities at an agreed-upon price, date and interest payment. When a Portfolio enters into reverse repurchase transactions, securities of a dollar amount equal in value to the securities subject to the agreement will be maintained in a segregated account with the Portfolio's custodian. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements are considered to be a form of borrowing.

      LENDING OF PORTFOLIO SECURITIES. Consistent with applicable regulatory requirements and in order to generate additional income, each Portfolio may lend its portfolio securities to broker-dealers and other institutional borrowers. Such loans must be callable at any time and continuously secured by collateral (cash or U.S. Government securities) in an amount not less than the market value, determined daily, of the securities loaned. It is intended that the value of securities loaned by a Portfolio would not exceed 30% of the Portfolio's total assets.

      In the event of the bankruptcy of the other party to a securities loan, repurchase agreement or a reverse repurchase agreement, a Portfolio could experience delays in recovering either the securities or cash. To the extent that, in the meantime, the value of the securities loaned or sold has increased or the value of the securities purchased has decreased, the Portfolio could experience a loss.

      CONVERTIBLE SECURITIES. Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

      In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

      RULE 144A SECURITIES. Each Portfolio may purchase restricted securities that are not registered for sale to the general public. If it is determined that there is a dealer or institutional market in the securities, the securities will not be treated as illiquid for purposes of the Portfolio's investment limitations. The Trustees will review these determinations. These securities are known as "Rule 144A securities," because they are traded under SEC Rule 144A among qualified institutional buyers. Institutional trading in Rule 144A securities is relatively new, and the liquidity of these investments could be impaired if trading in Rule 144A securities does not develop or if qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.

      PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS. Each Portfolio may invest up to 15% (10% for each of Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500) of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for a Portfolio to sell them promptly at an acceptable price.

      "WHEN-ISSUED" SECURITIES. In order to ensure the availability of suitable securities, each Portfolio may purchase securities on a "when-issued" or on a "forward delivery" basis, which means that the securities would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio takes delivery of the securities. In general, the Portfolio does not pay for the securities until received and does not start earning interest until the contractual settlement date. While awaiting delivery of the securities, the Portfolio establishes a segregated account consisting of cash, cash equivalents or high quality debt securities equal to the amount of the Portfolio's commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

      COMMERCIAL PAPER. Each Portfolio may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

      DEPOSITARY RECEIPTS FOR SECURITIES. American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for each Portfolio (other than the Small Cap Value Portfolio) to make non-U.S. investments. These securities are not usually traded in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

      OTHER INVESTMENT COMPANIES. Subject to applicable statutory and regulatory limitations, assets of each Portfolio may be invested in shares of other investment companies. Each Portfolio (other than the Small Cap Value Portfolio) may invest up to 5% of its assets in closed-end investment companies which primarily hold securities of non-U.S. issuers.

      CURRENCY EXCHANGE CONTRACTS. Forward currency exchange contracts may be entered into for each Portfolio (other than the Small Cap Value Portfolio) for the purchase or sale of non-U.S. currency to hedge against adverse rate changes or otherwise to achieve the Portfolio's investment objective. A currency exchange contract allows a definite price in dollars to be fixed for securities of non-U.S. issuers that have been purchased or sold (but not settled) for the Portfolio.

      Each Portfolio (other than the Small Cap Value Portfolio) may also enter into proxy hedges and cross hedges. In a proxy hedge, which is less costly than the direct hedge described in the preceding paragraph, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. A Portfolio may enter into a cross hedge if a particular currency is expected to decrease against another currency. The Portfolio would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount equal to some or all of the Portfolios holdings denominated in the currency sold.

      Entering into exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

      SECURITIES RATED Baa or BBB. Each Portfolio may purchase securities rated Baa by Moody's or BBB by S&P and securities of comparable quality, which may have poor protection of payment of principal and interest. These securities are often considered to be speculative and involve greater risk of default or price changes than securities assigned a higher quality rating due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than higher-rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates.

      ASSET-BACKED SECURITIES. Each Portfolio (other than the Small Cap Value Portfolio and the International Portfolio) may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card or automobile loan receivables, representing the obligations of a number of different parties. Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral.

      Each Portfolio (other than the Small Cap Value Portfolio and the International Portfolio) also may purchase mortgage-backed securities issued or guaranteed as to payment of principal and interest by the U.S. Government or one of its agencies and backed by the full faith and credit of the U.S. Government, including direct pass-through certificates of GNMA, as well as mortgage-backed securities for which principal and interest payments are backed by the credit of particular agencies of the U.S. Government. Mortgage-backed securities are generally backed or collateralized by a pool of mortgages. These securities are sometimes called collateralized mortgage obligations or CMOs.

      Even if the U.S. Government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of a mortgage-backed security is not insured and may be subject to market volatility. When interest rates decline, mortgage-backed securities experience higher rates of prepayment, because the underlying mortgages are refinanced to take advantage of the lower rates. Thus the prices of mortgage-backed securities may not increase as much as prices of other debt obligations when interest rates decline, and mortgage-backed securities may not be an effective means of locking in a particular interest rate. In addition, any premium paid for a mortgage-backed security may be lost when it is prepaid. When interest rates go up, mortgage-backed securities experience lower rates of prepayment. This has the effect of lengthening the expected maturity of a mortgage-backed security. As a result, prices of mortgage-backed securities may decrease more than prices of other debt obligations when interest rates go up.

      Additionally mortgage-backed securities are also subject to maturity extension risk, that is, the possibility that rising interest rates may cause prepayments to occur at a slower than expected rate. This particular risk may effectively convert a security that was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities. Thus, a rising interest rate would not only likely decrease the value of the Portfolio's securities, but would also increase the inherent volatility of the Portfolio by effectively converting short term debt instruments into long term debt instruments.

      DOLLAR ROLLS. Each of the Portfolios (other than the Small Cap Value Portfolio and the International Portfolio) may enter into "dollar rolls." A dollar roll is a transaction pursuant to which a Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which a Portfolio establishes a segregated account with liquid high grade debt securities equal in value to the securities subject to repurchase by the Portfolio. The Portfolios will invest only in covered rolls.

      FUTURES. Because the value of a futures contract changes based on the price of the underlying security or other asset, futures contracts are commonly referred to as "derivatives." Futures contracts are a generally accepted part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. When a Portfolio purchases or sells a futures contract, it is required to make an initial margin deposit. Although the amount may vary, initial margin can be as low as 1% or less of the face amount of the contract. Additional margin may be required as the contract fluctuates in value. Since the amount of margin is relatively small compared to the value of the securities covered by a futures contract, the potential for gain or loss on a futures contract is much greater than the amount of a Portfolio's initial margin deposit. None of the Portfolios currently intends to enter into a futures contract if, as a result, the initial margin deposits on all of that Portfolio's futures contracts would exceed approximately 5% of the Portfolio's net assets. Also, each Portfolio intends to limit its futures contracts so that the value of the securities covered by its futures contracts would not generally exceed 50% of the Portfolio's other assets and to segregate sufficient assets to meet its obligations under outstanding futures contracts.

      The ability of a Portfolio to utilize futures contracts successfully will depend on the Portfolio's ability to predict interest rate, stock price or currency movements, which cannot be assured. In addition to general risks associated with any investment, the use of futures contracts entails the risk that, to the extent the Portfolio's view as to interest rate, stock price or currency movements is incorrect, the use of futures contracts, even for hedging purposes, could result in losses greater than if they had not been used. This could happen, for example, if there is a poor correlation between price movements of futures contracts and price movements in a Portfolio's related portfolio position. Also, the futures markets may not be liquid in all circumstances. As a result, in certain markets, a Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. When futures contracts are used for hedging, even if they are successful in minimizing the risk of loss due to a decline in the value of the hedged position, at the same time they limit any potential gain which might result from an increase in value of such position. As noted, each Portfolio may also enter into transactions in futures contracts for other than hedging purposes (subject to applicable law), including speculative transactions, which involve greater risk. In particular, in entering into such transactions, a Portfolio may experience losses which are not offset by gains on other portfolio positions, thereby reducing its gross income. In addition, the markets for such instruments may be extremely volatile from time to time, which could increase the risks incurred by the Portfolio in entering into such transactions.

      The use of futures contracts potentially exposes a Portfolio to the effects of "leveraging," which occurs when futures are used so that the Portfolio's exposure to the market is greater than it would have been if the Portfolio had invested directly in the underlying securities. "Leveraging" increases a Portfolio's potential for both gain and loss. As noted above, each of the Portfolios intends to adhere to certain policies relating to the use of futures contracts, which should have the effect of limiting the amount of leverage by the Portfolio.

      OPTIONS. Each Portfolio may write (sell) covered call and put options and purchase call and put options on securities. A Portfolio will write options on securities for the purpose of increasing its return on such securities and/or to protect the values of its portfolio. In particular, where the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, it will retain the premium paid for the option which will increase its gross income and will offset in part the reduced value of the portfolio security underlying the option, or the increased cost of portfolio securities to be acquired. If the price of the underlying security moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will be required to purchase or sell the underlying security at a disadvantageous price, which may only be partially offset by the amount of the premium.

      By writing a call option on a security, a Portfolio limits its opportunity to profit from any increase in the market value of the underlying security, since the holder will usually exercise the call option when the market value of the underlying security exceeds the exercise price of the call. However, the Portfolio retains the risk of depreciation in value of securities on which it has written call options.

      Each of the Portfolios (other than the Small Cap Value Portfolio) also may purchase options on a non-U.S. currency in order to protect against currency rate fluctuations. If a Portfolio purchases a put option on a non-U.S. currency and the value of the U.S. currency declines, the Portfolio will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Portfolio which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where the Portfolio anticipates investing in securities traded in such currency, the Portfolio may purchase call options on the non-U.S. currency. Each Portfolio also may buy and write options on stock indices.

      Each Portfolio (other than the Small Cap Value Portfolio) may purchase and write options to buy or sell interest rate futures contracts and each Portfolio (including the Small Cap Value Portfolio) may purchase and write options to buy or sell stock index futures contracts. Such investment strategies will be used for hedging and non-hedging purposes, subject to applicable law. Put and call options on futures contracts may be traded by a Portfolio in order to protect against declines in values of portfolio securities or against increases in the cost of securities to be acquired. Purchase of options on futures contracts may present less risk in hedging the investment portfolio of a Portfolio than the purchase or sale of the underlying futures contracts since the potential loss is limited to the amount of the premium plus related transaction costs. The writing of such options, however, does not present less risk than the trading of futures contracts and will constitute only a partial hedge, up to the amount of the premium received. In addition, if an option is exercised, the Portfolio may suffer a loss on the transaction.

      Each Portfolio (other than the Small Cap Value Portfolio) may enter into forward foreign currency contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date at a price set at the time of the contract. A Portfolio may enter into forward contracts for hedging and non-hedging purposes including transactions entered into for the purpose of profiting from anticipated changes in foreign currency exchange rates. Each Portfolio has established procedures consistent with statements of the Securities and Exchange Commission (the "SEC") and its staff regarding the use of forward contracts by registered investment companies, which requires use of segregated assets or "cover" in connection with the purchase and sale of such contracts.

      Forward contracts are traded over-the-counter, and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks beyond those associated with transactions in the futures and options contracts described herein.

      Transactions in options may be entered into on U.S. exchanges regulated by the SEC, in the over-the-counter market and on foreign exchanges, while forward contracts may be entered into only in the over-the-counter market. Futures contracts and options on futures contracts may be entered into on U.S. exchanges regulated by the Commodity Futures Trading Commission and on foreign exchanges. The securities underlying options and futures contracts traded by a Portfolio may include domestic as well as foreign securities. Investors should recognize that transactions involving foreign securities or foreign currencies, and transactions entered into in foreign countries, may involve considerations and risks not typically associated with investing in U.S. markets.

      Transactions in options, futures contracts, options on futures contracts and forward contracts entered into for non-hedging purposes involve greater risk and could result in losses which are not offset by gains on other portfolio assets. For example, a Portfolio may sell futures contracts on an index of securities in order to profit from any anticipated decline in the value of the securities comprising the underlying index. In such instances, any losses on the futures transactions will not be offset by gains on any portfolio securities comprising such index, as might occur in connection with a hedging transaction.

      SWAPS. Each Portfolio (other than Small Cap Value Portfolio) may enter into swap agreements with other institutional investors with respect to foreign currencies, interest rates and securities indexes for the purpose of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. In a standard swap agreement, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined investment or investments. Swap agreements are subject to the Portfolio's overall limit that not more than 15% (10% for each of Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500) of its net assets may be invested in illiquid securities, and no Portfolio will enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Portfolio's assets.

Item 5.  Management of the Portfolios.

      TRUSTEES AND OFFICERS: Each Portfolio is supervised by the Board of Trustees of the Trust. A majority of the Trustees are not affiliated with Citibank. More information on the Trustees and officers of the Portfolios appears under "Management of the Trust" in Part B to this Registration Statement.

      INVESTMENT MANAGER: Citibank offers a wide range of banking and investment services to customers across the United States and throughout the world, and has been managing money since 1822. Its portfolio managers are responsible for investing in money market, equity and fixed income securities. Citibank and its affiliates manage more than $81 billion in assets worldwide. Citibank is a wholly-owned subsidiary of Citicorp. Citibank also serves as investment adviser to other registered investment companies. Citibank's address is 153 East 53rd Street, New York, New York 10043.

      Subject to policies set by the Trustees, Citibank is responsible for overall management of the Portfolios' business affairs, and has a separate management agreement ("Management Agreement") with respect to each Portfolio. Citibank also provides certain administrative services to the Portfolios. These administrative services include providing general office facilities and supervising the overall administration of the Portfolios. Pursuant to sub-administrative services agreements, The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS") performs such sub-administrative duties for the Portfolios as from time to time are agreed upon by Citibank and LFBDS. LFBDS's compensation as sub-administrator is paid by Citibank.

      Lawrence P. Keblusek, U.S. Chief Investment Officer of Citibank, has been the overall portfolio manager of the Portfolios since their inception. For Portfolios 200, 300, 400 and 500, Mr. Keblusek is responsible for determining asset allocations. Mr. Keblusek also is responsible for supervising and monitoring the performance of the Citibank personnel described below who are responsible for the Portfolios and the kinds of securities of Portfolios 200, 300, 400 and 500 described below, and for supervising and monitoring the performance of the Subadvisers. Mr. Keblusek's investment experience is discussed below.

      The following individuals at Citibank are responsible for the daily management of the following Portfolios and of the following kinds of securities of Small Cap Value Portfolio and Portfolios 200, 300, 400 and 500 (and related investments).

      Large capitalization growth     Lawrence P. Keblusek, U.S. Chief
      securities of Portfolios        Investment Officer, has been responsible
      200, 300, 400 and 500           for the daily management of large cap
                                      growth securities since the Portfolios' inception. Prior to joining Citibank in 1995, Mr. Keblusek, who has 25 years experience in the investment management industry, was Senior Vice President and Director of Portfolio Management for The
                                      Northern Trust Company with
                                      responsibility for investment
                                      performance in the organization's High
                                      Net Worth, Corporate and Institutional
                                      and Mutual Fund Group. Earlier in his
                                      career, Mr. Keblusek held senior
                                      investment positions with Maryland
                                      National Bank and the National Bank of
                                      Washington.

      Small capitalization growth     Linda J. Intini, Vice President, has been
      securities of Portfolios        responsible for the daily management of
      200, 300, 400 and 500           small cap growth securities of the
                                      Portfolios' since February 1997. Ms.
                                      Intini has over nine years of experience specializing in the management of small cap equities, including over $300 million of Citibank's small cap portfolios for trusts and individuals. Prior to joining
                                      Citibank in 1992, she was a Portfolio
                                      Manager and Research Analyst with
                                      Manufacturers Hanover in the Special
                                      Equity area. She also specialized in
                                      equity research at Eberstadt Fleming.


      Short-Term Portfolio and        Kevin Kennedy, Vice President, has been
      money market securities of      responsible for the daily management of
      Small Cap Value Portfolio       money market securities since the
      and Portfolios 200, 300, 400    Portfolios' inception.  Mr. Kennedy
      and 500                         is responsible for managing the Liquidity
                                      Management Unit of the U.S. Fixed Income
                                      Department of Citibank Global Asset
                                      Management. Prior to joining Citibank in March 1993, Mr. Kennedy was with the
                                      Metropolitan Life Insurance Company as
                                      the Managing Trader of the Treasurer's
                                      Division.  He was responsible for the
                                      management of more than $9 billion in
                                      short duration fixed income assets.  Mr.
                                      Kennedy has more than 15 years of fixed
                                      income management experience.

      Intermediate Income Portfolio   Mark Lindbloom, Vice President, has been
      and domestic fixed income       responsible for the daily management of
      securities of Portfolios 200,   domestic fixed income securities since
      300, 400 and 500                the Portfolios' inception. Mr. Lindbloom
                                      has more than 12 years of investment
                                      management experience. Prior to joining
                                      Citibank in 1986, Mr. Lindbloom was a
                                      Fixed Income Portfolio Manager with Brown
                                      Brothers Harriman & Co., where he managed fixed income assets for discretionary corporate portfolios.



      The following Subadvisers are responsible for the daily management of the following Portfolios and the following kinds of securities of Small Cap Value Portfolio and Portfolios 200, 300, 400 and 500 (and related investments). Citibank pays all Subadviser compensation for Portfolios 200, 300, 400 and 500.

      Large Cap Value Portfolio       Miller Anderson & Sherrerd, LLP, One
      and large capitalization value  Tower Bridge, West Conshohocken,
      securities of Portfolios 200,   Pennsylvania 19428. Miller Anderson has
      300, 400 and 500                been a registered investment adviser
                                      since 1974. Morgan Stanley, Dean Witter,
                                      Discover & Co. owns 95% of the interests in Miller Anderson. Morgan Stanley, Dean
                                      Witter, Discover & Co. is a financial
                                      services company with three major
                                      businesses: full service brokerage,
                                      credit services and asset management.

                                      Robert Marcin, CFA, Partner, has been
                                      responsible for the daily management of
                                      large cap value securities since the
                                      Portfolios' inception. Mr. Marcin has
                                      been with Miller Anderson since 1988.

      Small capitalization value      Franklin Advisory Services, Inc., One
      securities of the Small Cap     Parker Plaza, 16th Floor, Fort Lee,
      Value Portfolio and             New Jersey 07024.  Franklin Advisory
      Portfolios 200, 300, 400 and    Services, a wholly-owned subsidiary of
      500                             Franklin Resources, Inc., is a registered
                                      investment adviser.  William J. Lippman,
                                      President and Director of Franklin
                                      Advisory Services, has been responsible
                                      for the daily management of U.S. small
                                      capitalization value securities since
                                      the Fund's inception. Mr. Lippman holds a master of business administration degree from New York University and a bachelor of business administration degree from
                                      City College of New York. He has been in the securities industry for over 30 years and with the Franklin Templeton Group since 1988.

      International Portfolio and     Hotchkis and Wiley, 800 West Sixth
      international equity securities Street, Fifth Floor, Los Angeles,
      of Portfolios 200, 300, 400     California 90017. Hotchkis and Wiley is a
      and 500                         division of Merrill Lynch Capital
                                      Management Group, which is an operating
                                      business unit of Merrill Lynch Asset
                                      Management, L.P., a registered
                                      investment adviser. Harry W. Hartford and Sarah H. Ketterer have been responsible for the daily management of international equity securities since the Portfolios' inception. Mr. Hartford and Ms. Ketterer manage international equity accounts and are also responsible for international investment research. Each serves on the Investment Policy Committee at Hotchkis and Wiley. Prior to joining the predecessor of Hotchkis and Wiley in 1994, Mr. Hartford was with The
                                      Investment Bank of Ireland, where he
                                      gained 10 years of experience in both
                                      international and global equity
                                      management. Prior to joining the
                                      predecessor of Hotchkis and Wiley in
                                      1990, Ms. Ketterer was an associate with Bankers Trust and an analyst at Dean
                                      Witter.

      Foreign Bond Portfolio and      Pacific Investment Management Company
      foreign government              ("PIMCO"), 840 Newport Center Drive,
      securities of Portfolios        Suite 360, P.O. Box 6430, Newport Beach,
      200, 300, 400 and 500           California 92658-9030. PIMCO is a
                                      registered investment adviser and is a
                                      subsidiary partnership of PIMCO Advisors
                                      L.P. A majority interest of PIMCO
                                      Advisors L.P. is held by PIMCO Partners,
                                      G.P., a general partnership between
                                      Pacific Investment Management Company, a
                                      California corporation and indirect
                                      wholly-owned subsidiary of Pacific Mutual
                                      Life Insurance Company, and PIMCO
                                      Partners, LLC, a limited liability
                                      company controlled by the Managing
                                      Directors of PIMCO. Lee R. Thomas, III,
                                      Senior International Portfolio Manager,
                                      has been responsible for the daily
                                      management of foreign government
                                      securities since the Portfolios'
                                      inception. He joined PIMCO in 1995.
                                      Previously he was a member of
                                      Investcorp's Management Committee, where he was responsible for global securities and foreign exchange trading. Prior to Investcorp, he was associated with
                                      Goldman Sachs, where he was an Executive
                                      Director in the fixed income division of the London office.

      Management Fees. For its services under the Management Agreements for Portfolios 200, 300, 400 and 500, Citibank receives a fee, which is accrued daily and paid monthly, of 0.75% of the average daily net assets on an annualized basis of each such Portfolio for that Portfolio's then-current fiscal year. This fee is higher than the management fee paid by most mutual funds.

      For its services under the Management Agreements for the other Portfolios, Citibank receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio for that Portfolio's then-current fiscal year, less the aggregate amount (if any) payable by that Portfolio to one or more Subadvisers pursuant to investment advisory or submanagement agreements between the Portfolio and such Subadvisers.


      Short-Term Portfolio                      0.25%
      Intermediate Income Portfolio             0.45%
      Large Cap Value Portfolio                 0.60%
      Small Cap Value Portfolio                 0.75%
      International Portfolio                   0.80%
      Foreign Bond Portfolio                    0.55%

      If the aggregate investment advisory or subadvisory fee payable by any of the Portfolios listed above to the Subadviser or Subadvisers of that Portfolio exceeds the percentage for that Portfolio in the chart above, Citibank will pay that amount to the applicable Subadviser or Subadvisers on the Portfolio's behalf.

      Citibank pays the Subadvisers listed below (out of its management fee) the following fees for their services to Portfolios 200, 300, 400 and 500. These fees are accrued daily and payable monthly and are at the annual rates equal to the percentages specified below of the average aggregate assets of these Portfolios allocated to the particular Subadviser:

Miller Anderson & Sherrerd, LLP    0.625% on first $25 million
                                   0.375% on next $75 million
                                   0.250% on next $400 million
                                   0.20% on assets in excess of $500 million

Franklin Advisory Services, Inc.   0.55% on first $250 million
                                   0.50% on remaining assets

Hotchkis and Wiley                 0.60% on first $10 million
                                   0.55% on next $40 million
                                   0.45% on next $100 million
                                   0.35% on next $150 million
                                   0.30% on remaining assets

PIMCO                              0.35% on first $200 million
                                   0.30% on remaining assets


      For their services to the Portfolios listed below, the Subadvisers listed below receive a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio allocated to the Subadviser for that Portfolio's then-current fiscal year. These fees reduce the fee payable to Citibank by the Portfolios as described above.

Large Cap Value Portfolio
Miller Anderson & Sherrerd, LLP    0.625% on first $25 million
                                   0.375% on next $75 million
                                   0.250% on next $400 million
                                   0.20% on assets in excess of $500 million

Small Cap Value Portfolio
Franklin Advisory Services, Inc.   0.55% on first $250 million
                                   0.50% on remaining assets

International Portfolio
Hotchkis and Wiley                 0.60% on first $10 million
                                   0.55% on next $40 million
                                   0.45% on next $100 million
                                   0.35% on next $150 million
                                   0.30% on remaining assets

Foreign Bond Portfolio
PIMCO                              0.35% on first $200 million
                                   0.30% on remaining assets

      Citibank may voluntarily agree to waive a portion of its management fee from any Portfolio.

      For the period from June 17, 1996, commencement of operations of Portfolio 400, through December 31, 1996, the management fee paid to Citibank by Portfolio 400 was 0.17% of the Portfolio's average daily net assets for that period. Citibank voluntarily waived all management fees payable by Portfolio 200, Portfolio 300 and Portfolio 500 during the period from commencement of their operations through December 31, 1996. The other Portfolios are newly organized and had no operations during that period.

      Banking Relationships. Citibank and its affiliates may have deposit, loan and other relationships with the issuers of securities purchased on behalf of the Portfolios, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. Citibank has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in the possession of any division or department of Citibank or in the possession of any affiliate of Citibank.

      Bank Regulatory Matters. The Glass-Steagall Act prohibits certain financial institutions, such as Citibank, from underwriting securities of open-end investment companies, such as the Trust. Citibank believes that its services under the Management Agreements and the activities performed by it or its affiliates as Service Agents (which are securities dealers or other industry professionals that have entered into service agreements with LFBDS) are not underwriting and are consistent with the Glass-Steagall Act and other relevant federal and state laws. However, there is no controlling precedent regarding the performance of the combination of investment advisory, shareholder servicing and administrative activities by banks. State laws on this issue may differ from applicable federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. Changes in either federal or state statutes or regulations, or in their interpretations, could prevent Citibank or its affiliates from continuing to perform these services. If Citibank or its affiliates were to be prevented from acting as the investment manager or a Service Agent, the Trust would seek alternative means for obtaining these services. The Trust does not expect that investors would suffer any adverse financial consequences as a result of any such occurrence.

      CUSTODIAN, FUND ACCOUNTING AGENT AND TRANSFER AGENT: The Trust, on behalf of the Portfolios, has entered into Custodian Agreements with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. Securities may be held by a sub-custodian bank approved by the Trustees. State Street Cayman Trust Company, Ltd. ("State Street Cayman") provides fund accounting and transfer agency services for each Portfolio.

      The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, Cayman Islands.

     EXPENSES: In addition to amounts payable under the Management Agreements, each Portfolio is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Citibank or LFBDS, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums. For the period from June 17, 1996 (September 3, 1996 for Portfolio 500) (commencement of operations) to December 31, 1996, the Portfolios' total expenses, expressed as a percentage of each Portfolio's average daily net assets for that period, were as follows: Portfolio 200, 0.85%; Portfolio 300, 0.85%; Portfolio 400, 0.90%; and Portfolio 500, 0.90%.
The other Portfolios are newly organized and had no operations during that period.

Item 6.  Capital Stock and Other Securities.

     Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to its investors.

     The Trust reserves the right to create and issue a number of series, in which case investors in each series would participate equally in the earnings, dividends and assets of the particular series.

     The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolios. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its beneficial interest in that Portfolio. Investments in a Portfolio may not be transferred (except that the interests in Portfolios 200, 300, 400 and 500 may be transferred in connection with the liquidation of these Portfolios), but an investor may withdraw all or any portion of its investment at any time. The Declaration of Trust of the Trust provides that entities investing in Portfolios 200, 300, 400 and 500 are each liable for all obligations of the Portfolio in which they invest. It is not expected that the liabilities of any Portfolio would ever exceed its assets.

     The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities) is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made once during each day as of the close of regular trading on such Exchange. Values of a Portfolio's assets are determined on the basis of their market or other fair value, as described in
Item 19 of Part B.

     Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of the close of regular trading on the Exchange, on each Business Day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following Business Day of the Portfolio.

     The Trust has determined that each Portfolio is properly treated as a partnership for U.S. federal and New York state income tax purposes. Accordingly, no Portfolio is subject to any U.S. federal or New York state income taxes, but each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

Item 7.  Purchase of Securities.

     Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

     The Trust reserves the right to cease accepting investments for any Portfolio at any time or to reject any investment order.

     The exclusive placement agent for the Portfolios is LFBDS. The address of LFBDS is c/o Signature Financial Group (Cayman) Ltd., Elizabethan Square, George Town, Grand Cayman, Cayman Islands, BWI. LFBDS receives no compensation for serving as the exclusive placement agent for the Portfolios.

Item 8.  Redemption or Repurchase.

     An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. See "Purchase, Redemption and Pricing of Securities" in Part B of this Registration Statement regarding the Trust's right to pay the redemption price in kind with readily marketable securities (instead of cash). Investments in a Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.

     Not applicable.

                                  PART B


Item 10.  Cover Page.

      Not applicable.

Item 11.  Table of Contents.                                  Page

      General Information and History......................... 1
      Investment Objectives and Policies...................... 1
      Management of the Trust.................................26
      Control Persons and Principal Holders of Securities.....29
      Investment Advisory and Other Services..................29
      Brokerage Allocation and Other Practices................32
      Capital Stock and Other Securities......................34
      Purchase, Redemption and Pricing of Securities..........35
      Tax Status..............................................38
      Underwriters............................................40
      Calculations of Performance Data........................40
      Financial Statements....................................40

Item 12.  General Information and History.

       Not applicable.

Item 13.  Investment Objectives and Policies.

       Part A contains information about the investment objectives and policies of the following separate series (each a "Portfolio" and collectively the "Portfolios") of Asset Allocation Portfolios (the "Trust"): Asset Allocation Portfolio 200 ("Portfolio 200"), Asset Allocation Portfolio 300 ("Portfolio 300"), Asset Allocation Portfolio 400 ("Portfolio 400"), Asset Allocation Portfolio 500 ("Portfolio 500"), Short-Term Portfolio, Intermediate Income Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio and Foreign Bond Portfolio. This Part B should be read in conjunction with Part A.

      INVESTMENT OBJECTIVES

      Portfolios 200, 300, 400 and 500

      Each of these Portfolios is a total return portfolio that allocates its investments among three primary classes of assets - equity, fixed income and money market securities. Each Portfolio's asset mix is designed to offer a different level of potential return within a corresponding level of risk. The investment objective of each Portfolio is as follows:

      The investment objective of PORTFOLIO 200 is as high a total return over time as is consistent with a primary emphasis on a combination of fixed income and money market securities, and a secondary emphasis on equity securities.

      The investment objective of PORTFOLIO 300 is as high a total return over time as is consistent with a balanced emphasis on equity and fixed income securities.

      The investment objective of PORTFOLIO 400 is as high a total return over time as is consistent with a primary emphasis on equity securities, and a secondary emphasis on fixed income securities.

      The investment objective of PORTFOLIO 500 is as high a total return over time as is consistent with a dominant emphasis on equity securities and a small allocation to fixed income securities.

      Other Portfolios

      The investment objective of SHORT-TERM PORTFOLIO is liquidity and as high a level of current income as is consistent with the preservation of capital.

      The investment objective of INTERMEDIATE INCOME PORTFOLIO is current income and preservation of capital.

      The investment objective of LARGE CAP VALUE PORTFOLIO is above average total return consistent with reasonable risk.

      The investment objective of SMALL CAP VALUE PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

      The investment objective of INTERNATIONAL PORTFOLIO is current income and long-term growth of income, accompanied by growth of capital.

      The investment objective of FOREIGN BOND PORTFOLIO is maximum total return consistent with preservation of capital.

      The investment objective of each Portfolio may be changed without approval by the Portfolio's investors. Of course, there can be no assurance that a Portfolio will achieve its investment objective.

      INVESTMENT POLICIES

       Part A contains a discussion of the various types of securities in which the Portfolios may invest and the risks involved in such investments. The following supplements the information contained in Part A concerning the investment objective, policies and techniques of each Portfolio.

      The policies described below are not fundamental and may be changed without investor approval.

BANK OBLIGATIONS

      Each of the Portfolios may invest in bank obligations, i.e., certificates of deposit, time deposits (including Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. A bankers' acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

MORTGAGE-BACKED SECURITIES

      Each of the Portfolios (other than the Small Cap Value Portfolio and the International Portfolio) may invest in mortgage-backed securities, which are securities representing interests in pools of mortgage loans. Interests in pools of mortgage-related securities differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages.

      The principal governmental issuers or guarantors of mortgage-backed securities are the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), and Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the United States Government while obligations of FNMA and FHLMC are supported by the respective agency only. Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

      Each Portfolio (other than the Small Cap Value Portfolio and the International Portfolio) may also invest a portion of its assets in collateralized mortgage obligations or "CMOs," a type of mortgage-backed security. CMOs are securities collateralized by mortgages, mortgage pass-through certificates, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence.

      Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligations is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-through certificates to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-through certificates issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

      Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of a mortgage-backed security is not insured and may be subject to market volatility. When interest rates decline, mortgage-backed securities experience higher rates of prepayment because the underlying mortgages are refinanced to take advantage of the lower rates. The price of mortgage-backed securities may not increase as much as prices of other debt obligations when interest rates decline, and mortgage-backed securities may not be an effective means of locking in a particular interest rate. In addition, any premium paid for a mortgage-backed security may be lost when it is prepaid. When interest rates go up, mortgage-backed securities experience lower rates of prepayment. This has the effect of lengthening the expected maturity of a mortgage-backed security. As a result, prices of mortgage-backed securities may decrease more than prices of other debt obligations when interest rates go up.

MORTGAGE "DOLLAR ROLL" TRANSACTIONS

      Each of the Portfolios (other than the Small Cap Value Portfolio and the International Portfolio) may enter into mortgage "dollar roll" transactions pursuant to which they sell mortgage-backed securities for delivery in the future and simultaneously contract to repurchase substantially similar securities on a specified future date. During the roll period, a Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated for the lost principal and interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Portfolio may also be compensated by receipt of a commitment fee.

CORPORATE ASSET-BACKED SECURITIES

      Each of the Portfolios (other than the Small Cap Value Portfolio and the International Portfolio) may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.

      Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The underlying assets (e.g., loans) are also subject to prepayments which shorten the securities' weighted average life and may lower their return.

      Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, the securities may contain elements of credit support which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. A Portfolio will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

RULE 144A SECURITIES

      Consistent with applicable investment restrictions, each of the Portfolios may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933 (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. However, none of the Portfolios invests more than 15% (10% for Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500) of its net assets in illiquid investments, which include securities for which there is no readily available market, securities subject to contractual restrictions on resale and restricted securities, unless the Board of Trustees of the Trust determine, based on the trading markets for the specific restricted security, that it is liquid. The Trustees may adopt guidelines and delegate to the Manager or to a Subadviser the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, retain sufficient oversight and are ultimately responsible for the determinations.

      Since it is not possible to predict with assurance exactly how the market for restricted securities sold and offered under Rule 144A will develop, the Trust's Trustees will carefully monitor each Portfolio's investments in these securities, focusing on such factors, among others, as valuation, liquidity and availability of information.

SECURITIES OF NON-U.S. ISSUERS

      Each of the Portfolios (other than the Small Cap Value Portfolio) may invest in securities of non-U.S. issuers. Investing in securities of foreign issuers may involve significant risks not present in domestic investments. For example, the value of such securities fluctuates based on the relative strength on the U.S. dollar. In addition, there is generally less publicly available information about foreign issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Non-U.S. issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in securities of non-U.S. issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

      It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. stock markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Non-U.S. security trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payments, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.

      Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

      American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Portfolios (other than the Small Cap Value Portfolio) to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

      The Portfolios may invest in securities of non-U.S. issuers that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.

REPURCHASE AGREEMENTS

      Each of the Portfolios may invest in repurchase agreements collateralized by securities in which that Portfolio may otherwise invest. Repurchase agreements are agreements by which a Portfolio purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or Government agency issues. Under the 1940 Act repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although that Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily.

LENDING OF SECURITIES

      Consistent with applicable regulatory requirements and in order to generate income, each of the Portfolios may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of cash collateral (subject to a rebate payable to the borrower) or a fee from the borrower in the event the collateral consists of securities. Where the borrower provides the Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio, would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager or a Subadviser to be of good standing, and when, in the judgment of the Manager or a Subadviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager or a Subadviser determines to make loans, it is not intended that the value of the securities loaned would exceed 30% of the value of the respective Portfolio's total assets.

WHEN-ISSUED SECURITIES

      Each of the Portfolios may purchase securities on a "when-issued" or on a "forward delivery" basis. It is expected that, under normal circumstances, the applicable Portfolio would take delivery of such securities. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with Securities and Exchange Commission policies. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the respective Portfolio expects always to have cash, cash equivalents, or high quality debt securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of Securities and Exchange Commission policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if the Manager or a Subadviser determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, the Portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Portfolio's payment obligation).

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

      Because each of the Portfolios (other than the Small Cap Value Portfolio) may buy and sell securities denominated in currencies other than the U.S.

dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, each of the Portfolios (other than the Small Cap Value Portfolio) may enter into foreign currency exchange transactions to convert United States currency to foreign currency and foreign currency to United States currency, as well as convert foreign currency to other foreign currencies. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. The Portfolios (other than the Small Cap Value Portfolio) may also enter into foreign currency hedging transactions (including proxy hedges and cross hedges) in an attempt to protect the value of the assets of the respective Portfolio as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although each Portfolio's assets are valued daily in terms of U.S. dollars, the Trust does not intend to convert a Portfolio's holdings of other currencies into U.S. dollars on a daily basis.)

      The Portfolios may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

      A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

      When a Portfolio enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Portfolio will be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

      When the Manager or a Subadviser believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar, a Portfolio may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of non-U.S. currency approximating the value of some or all of the Portfolio's securities denominated in such non-U.S. currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of a short-term hedging strategy is highly uncertain. The Portfolios do not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts obligates a Portfolio to deliver an amount of non-U.S. currency in excess of the value of the Portfolio's securities or other assets denominated in that currency. Under normal circumstances, consideration of the prospect for currency parities will be incorporated in the investment decisions made with regard to overall diversification strategies. However, each of the Portfolios believes that it is important to have the flexibility to enter into such forward contracts when it determines that its best interests will be served.

      The Portfolios generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, a Portfolio will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If a Portfolio retains the security and engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date a Portfolio enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Portfolio will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Portfolio will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

      It is impossible to forecast with precision the market value of Portfolio securities at the expiration of the contract. Accordingly, it may be necessary for a Portfolio to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Portfolio is obligated to deliver.

      Each of the Portfolios (other than the Small Cap Value Portfolio) may also purchase put options on a non-U.S. currency in order to protect against currency rate fluctuations. If a Portfolio purchases a put option on a non-U.S. currency and the value of the U.S. currency declines, the Portfolio will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Portfolio which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where a Portfolio anticipates investing in securities traded in such currency, such Portfolio may purchase call options on the non-U.S. currency.

      The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. However, the benefit to a Portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

      Each of the Portfolios (other than the Small Cap Value Portfolio) may write options on non-U.S. currencies for hedging purposes or otherwise to achieve their investment objectives. For example, where a Portfolio anticipates a decline in the value of the U.S. dollar value of a foreign security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Portfolio will be offset by the amount of the premium received.

      Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a foreign security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, a Portfolio also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

      Put and call options on non-U.S. currencies written by a Portfolio will be covered by segregation of cash, short-term money market instruments or high quality debt securities in an account with the custodian in an amount sufficient to discharge the Portfolio's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      Investing in ADRs and other depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities denominated in currencies other than the U.S. dollar. Because the securities underlying these receipts are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other non-U.S. currency remains constant, and thus will reduce the value of the receipts covering such securities. A Portfolio may employ any of the above described foreign currency hedging techniques to protect the value of its assets invested in depositary receipts.

      Of course, no Portfolio is required to enter into the transactions described above and will not do so unless deemed appropriate by the Manager or a Subadviser. It should also be realized that this method of protecting the value of a Portfolio's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

      Each Portfolio has established procedures consistent with policies of the Securities and Exchange Commission concerning forward contracts. Since those policies currently recommend that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, each Portfolio expects to always have cash, cash equivalents or high quality debt securities available sufficient to cover any commitments under these contracts or to limit any potential risk.

OPTIONS

      Each of the Portfolios may write covered call and put options and purchase call and put options on securities. Call and put options written by a Portfolio may be covered in the manner set forth below.

      A call option written by a Portfolio is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by a Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. A put option written by a Portfolio is "covered" if the Portfolio maintains cash, short term money market instruments or high quality debt securities with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. Put and call options written by a Portfolio may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counter party with which, the option is traded, and applicable laws and regulations. If the writer's obligation is not so covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise.

      Each of the Portfolios may purchase options for hedging purposes or to increase the Portfolio's return. Put options may be purchased to hedge against a decline in the value of portfolio securities. If such decline occurs, the put options will permit a Portfolio to sell the securities at the exercise price, or to close out the options at a profit. By using put options in this way, the Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

      Each of the Portfolios may purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such increase occurs, the call option will permit the Portfolio to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Portfolio.

      Each of the Portfolios may write (sell) covered call and put options and purchase call and put options on stock indices. In contrast to an option on a security, an option on a stock index provides the holder with the right, but not the obligation, to make or receive a cash settlement upon exercise of the option, rather than the right to purchase or sell a security. The amount of this settlement is equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier."

      Each of the Portfolios may cover call options on stock indices by owning securities whose price changes, in the opinion of the Manager or a Subadviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where a Portfolio covers a call option on a stock index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. A Portfolio may also cover call options on stock indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. A Portfolio may cover put options on stock indices by maintaining cash, short-term money market instruments or high quality debt securities with a value equal to the exercise price in a segregated account with its custodian, or by holding a put on the same stock index and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. Put and call options on stock indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      A Portfolio will receive a premium from writing a put or call option, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's stock investments. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      Each of the Portfolios may also purchase put options on stock indices to hedge the Portfolio's investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on stock indices may be used by a Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on stock indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      Each of the Portfolios may purchase and write options on foreign currencies in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized.

FUTURES CONTRACTS

      Each of the Portfolios (other than the Small Cap Value Portfolio) may enter into interest rate futures contracts and/or foreign currency futures contracts. Each of the Portfolios (including the Small Cap Value Portfolio) may enter into stock index futures contracts. Such investment strategies will be used for hedging purposes and for nonhedging purposes, subject to applicable law.

      A futures contract is an agreement between two parties for the purchase or sale for future delivery of securities or for the payment or acceptance of a cash settlement based upon changes in the value of the securities or of an index of securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

      While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. Brokerage fees will be incurred when a Portfolio purchases or sells a futures contract. At the same time such a purchase or sale is made, the Portfolio must provide cash or securities as a deposit ("initial deposit") known as "margin." The initial deposit required will vary, but may be as low as 1% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay additional "variation margin" as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

      A Portfolio may purchase or sell futures contracts to attempt to protect the Portfolio from fluctuations in interest rates, or to manage the effective maturity or duration of the Portfolio's investment portfolio in an effort to reduce potential losses or enhance potential gain, without actually buying or selling debt securities. For example, if interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as if the Portfolio sold bonds that it owned, or as if the Portfolio sold longer-term bonds and purchased shorter-term bonds. If interest rates did increase, the value of the Portfolio's debt securities would decline, but the value of the futures contracts would increase, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. Similar results could be accomplished by selling bonds, or by selling bonds with longer maturities and investing in bonds with shorter maturities. However, by using futures contracts, the Portfolio avoids having to sell its securities.

      Similarly, when it is expected that interest rates may decline, a Portfolio might enter into futures contracts for the purchase of debt securities. Such a purchase would be intended to have much the same effect as if the Portfolio purchased bonds, or as if the Portfolio sold shorter-term bonds and purchased longer-term bonds. If interest rates did decline, the value of the futures contracts would increase.

      Each of the Portfolios may enter into stock index futures contracts to gain stock market exposure while holding cash available for investments and redemptions.

      Each of the Portfolios (other than the Small Cap Value Portfolio) may purchase and sell foreign currency futures contracts to attempt to protect its current or intended investments from fluctuations in currency exchange rates. Such fluctuations could reduce the dollar value of portfolio securities denominated in foreign currencies, or increase the cost of foreign-denominated securities to be acquired, even if the value of such securities in the currencies in which they are denominated remains constant. A Portfolio may sell futures contracts on a foreign currency, for example, where it holds securities denominated in such currency and it anticipates a decline in the value of such currency relative to the dollar. In the event such decline occurs, the resulting adverse effect on the value of foreign-denominated securities may be offset, in whole or in part, by gains on the futures contracts.

      Conversely, the Portfolio could protect against a rise in the dollar cost of foreign-denominated securities to be acquired by purchasing futures contracts on the relevant currency, which could offset, in whole or in part, the increased cost of such securities resulting from a rise in the dollar value of the underlying currencies. Where the Portfolio purchases futures contracts under such circumstances, however, and the prices of securities to be acquired instead decline, the Portfolio will sustain losses on its futures position which could reduce or eliminate the benefits of the reduced cost of portfolio securities to be acquired.

      Although the use of futures for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position (e.g., if a Portfolio sells a futures contract to protect against losses in the debt securities held by the Portfolio), at the same time the futures contract limits any potential gain which might result from an increase in value of a hedged position.

      In addition, the ability effectively to hedge all or a portion of a Portfolio's investments through transactions in futures contracts depends on the degree to which movements in the value of the debt securities underlying such contracts correlate with movements in the value of the Portfolio's securities. If the security underlying a futures contract is different than the security being hedged, they may not move to the same extent or in the same direction. In that event, the Portfolio's hedging strategy might not be successful and the Portfolio could sustain losses on these hedging transactions which would not be offset by gains on the Portfolio's other investments or, alternatively, the gains on the hedging transaction might not be sufficient to offset losses on the Portfolio's other investments. It is also possible that there may be a negative correlation between the security underlying a futures contract and the securities being hedged, which could result in losses both on the hedging transaction and the securities. In these and other instances, the Portfolio's overall return could be less than if the hedging transactions had not been undertaken. Similarly, even where a Portfolio enters into futures transactions other than for hedging purposes, the effectiveness of its strategy may be affected by lack of correlation between changes in the value of the futures contracts and changes in value of the securities which the Portfolio would otherwise buy and sell.

      The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract or to meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the ability effectively to use futures transactions for hedging or other purposes.

      The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Investments in futures contracts also entail the risk that if the Manager's or a Subadviser's investment judgment about the general direction of interest rates or stock prices is incorrect, the Portfolio's overall performance may be poorer than if any such contract had not been entered into. For example, if a Portfolio hedged against the possibility of an increase in interest rates which would adversely affect the price of the Portfolio's bonds and interest rates decrease instead, part or all of the benefit of the increased value of the Portfolio's bonds which were hedged will be lost because the Portfolio will have offsetting losses in its futures positions. Similarly, if a Portfolio purchases futures contracts expecting a decrease in interest rates and interest rates instead increased, the Portfolio will have losses in its futures positions which will increase the amount of the losses on the securities in its portfolio which will also decline in value because of the increase in interest rates. In addition, in such situations, if the Portfolio has insufficient cash, the Portfolio may have to sell bonds from its investments to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so.

      Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Manager does not believe that these trading and position limits would have an adverse impact on a Portfolio's hedging strategies.

      CFTC regulations require compliance with certain limitations in order to assure that a Portfolio is not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations prohibit a Portfolio from purchasing or selling futures contracts (other than for bona fide hedging transactions) if, immediately thereafter, the sum of the amount of initial margin required to establish that Portfolio's non-hedging futures positions would exceed 5% of that Portfolio's net assets.

      Each Portfolio will comply with this CFTC requirement, and each Portfolio currently intends to adhere to the additional policies described below. First, an amount of cash or cash equivalents will be maintained by each Portfolio in a segregated account with the Portfolio's custodian so that the amount so segregated, plus the initial margin held on deposit, will be approximately equal to the amount necessary to satisfy the Portfolio's obligations under the futures contract. The second is that a Portfolio will not enter into a futures contract if immediately thereafter the amount of initial margin deposits on all the futures contracts held by the Portfolio would exceed approximately 5% of the net assets of the Portfolio. The third is that the aggregate market value of the futures contracts held by a Portfolio not exceed approximately 50% of the market value of the Portfolio's total assets other than its futures contracts. For purposes of this third policy, "market value" of a futures contract is deemed to be the amount obtained by multiplying the number of units covered by the futures contract times the per unit price of the securities covered by that contract.

      The use of futures contracts may increase the amount of taxable income of a Portfolio and may affect the amount, timing and character of a Portfolio's income for tax purposes, as more fully discussed herein in the section entitled "Tax Status."

OPTIONS ON FUTURES CONTRACTS

      Each of the Portfolios may purchase and write options to buy or sell futures contracts in which the Portfolio may invest. Such investment strategies will be used for hedging purposes and for non-hedging purposes, subject to applicable law.

      An option on a futures contract provides the holder with the right to enter into a "long" position in the underlying futures contract, in the case of a call option, or a "short" position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearinghouse establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

      A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series, (i.e., the same exercise price and expiration date), as the option previously purchased or sold. The difference between the premiums paid and received represents the trader's profits or loss on the transaction.

      Options on futures contracts that are written or purchased by a Portfolio on U.S. exchanges are traded on the same contract market as the underlying futures contract, and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearinghouse. In addition, options on futures contracts may be traded on foreign exchanges.

      Each of the Portfolios may cover the writing of call options on futures contracts (a) through purchases of the underlying futures contract, (b) through ownership of the instrument, or instruments included in the index underlying the futures contract, or (c) through the holding of a call on the same futures contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or securities in a segregated account with its custodian. A Portfolio may cover the writing of put options on futures contracts (a) through sales of the underlying futures contract, (b) through segregation of cash, short-term money market instruments or high quality debt securities in an amount equal to the value of the security or index underlying the futures contract, (c) through the holding of a put on the same futures contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by a Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. Put and call options on futures contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Upon the exercise of a call option on a futures contract written by a Portfolio, the Portfolio will be required to sell the underlying futures contract which, if the Portfolio has covered its obligation through the purchase of such contract, will serve to liquidate its futures position. Similarly, where a put option on a futures contract written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying futures contract which, if the Portfolio has covered its obligation through the sale of such contract, will close out its futures position.

      The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Portfolio will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the Portfolio will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Portfolio's security holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Portfolio writes an option on a futures contract and that option is exercised, the Portfolio may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Portfolio's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Portfolio and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the Portfolio bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Portfolio to incur a loss on both the hedging instrument and the futures contract being hedged.

      Each of the Portfolios may purchase options on futures contracts for hedging purposes instead of purchasing or selling the underlying futures contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, a Portfolio could, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by a Portfolio will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, the Portfolio could purchase call options on futures contracts, rather than purchasing the underlying futures contracts.

CONVERTIBLE SECURITIES

      Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

      In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

SWAPS

      Each Portfolio (other than Small Cap Value Portfolio) may enter into interest rate, currency and equity swaps for the purpose of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest. An equity swap is an agreement to exchange cash flows on a principal amount based on changes in the values of the reference index. A currency swap is an agreement to exchange cash flows on a principal amount based on changes in the values of the currency exchange rates.

      A Portfolio will maintain liquid assets with its custodian to cover its current obligations under swap transactions. If the Portfolio enters into a swap agreement on a net basis (i.e., the two payments streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments), the Portfolio will maintain liquid assets with its custodian with a daily value at least equal to the excess, if any, of the Portfolio's accrued obligations under the swap agreement over the accrued amount the Portfolio is entitled to receive under the agreement. If the Portfolio enters into a swap agreement on other than a net basis, it will maintain liquid assets with a value equal to the full amount of the Portfolio's accrued obligations under the agreement.

      The most significant factor in the performance of swaps is the change in the specific interest rate, equity, currency or other factor that determines the amount of payments to be made under the arrangement. If the Manager or Subadviser is incorrect in its forecasts of such factors, the investment performance of the Portfolio would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Portfolio, the Portfolio must be prepared to make such payments when due. No Portfolio will enter into any swap unless the Manager or Subadviser deems the counterparty to be creditworthy. If the counterparty's creditworthiness declined, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Portfolio's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. Each Portfolio anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.

                            INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

      The Trust, on behalf of the Portfolios has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

      None of the Portfolios may:

      (1) Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed (nor purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value). It is intended that a Portfolio would borrow money only from banks and only to accommodate requests for the repurchase of beneficial interests in the Portfolio while effecting an orderly liquidation of portfolio securities.

      (2) Make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements, fixed time deposits or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions. The purchase of short-term commercial paper or a portion of an issue of debt securities which is part of an issue to the public shall not be considered the making of a loan.

      (3) Purchase securities of any issuer if such purchase at the time thereof would cause with respect to 75% of the total assets of the Portfolio more than 10% of the voting securities of such issuer to be held by the Portfolio, provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that each Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

      (4) Purchase securities of any issuer if such purchase at the time thereof would cause as to 75% of the Portfolio's total assets more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state), provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that each Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

      (5) Concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objectives, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures contracts shall not be subject to this restriction.

      (6) Underwrite securities issued by other persons, except that each Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except in so far as the Portfolio may technically be deemed an underwriter under the Securities Act in selling a security.

      (7) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (provided that options, futures contracts and options on futures contracts are not prohibited by this limitation) (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio).

      (8) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided, with respect to Portfolios 200, 300, 400 and 500, that collateral arrangements with respect to options, futures contracts, and options on futures contracts, including deposits of initial and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction and except as appropriate to evidence a debt incurred without violating Investment Restriction (1) above.

      The italicized language in restrictions (2), (3), (4), (5) and (7) is not applicable to Portfolios 200, 300, 400 and 500.

NON-FUNDAMENTAL RESTRICTIONS

      Each Portfolio does not as a matter of operating policy:

      (i) purchase any securities for the Portfolio at any time at which borrowings exceed 5% of the total assets of the Portfolio (taken at market value), or

      (ii) purchase securities issued by any registered investment company in reliance on the provisions of Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act and the rules and regulations thereunder except to the extent not prohibited by the 1940 Act, rules and regulations thereunder and exemptive orders granted thereunder.

      These policies are not fundamental and may be changed by each Portfolio without the approval of its holders of beneficial interests.

PERCENTAGE AND RATING RESTRICTIONS

      If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities or a later change in the rating of the securities held for the Portfolio will not be considered a violation of policy.

Item 14.  Management of the Trust.

      The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Trust. Unless otherwise indicated below, the address of each Trustee and officer is 6 St. James Avenue, Boston, Massachusetts. The address of the Trust is Elizabethan Square, George Town, Grand Cayman, British West Indies.

TRUSTEES OF THE TRUST

ELLIOTT J. BERV (aged 54) -- Chairman and Director, Catalyst, Inc. (Management Consultants) (since June, 1992); President, Chief Operating Officer and Director, Deven International, Inc. (International Consultants) (June, 1991 to June, 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May, 1984). His address is 15 Stornoway Drive, Cumberland Foreside, Maine.

PHILIP W. COOLIDGE* (aged 46) -- President of the Trust; Chairman, Chief Executive Officer and President, Signature Financial Group, Inc. and The Landmark Funds Broker-Dealer Services, Inc. (since December, 1988).

MARK T. FINN (aged 54) -- President and Director, Delta Financial, Inc. (since June, 1983); Chairman of the Board and Chief Executive Officer, FX 500 Ltd. (Commodity Trading Advisory Firm) (since April, 1990); Director, Vantage Consulting Group, Inc. (since October, 1988). His address is 3500 Pacific Avenue, P.O. Box 539, Virginia Beach, Virginia.

WALTER E. ROBB, III (aged 71) -- President, Benchmark Consulting Group, Inc. (since 1991); Principal, Robb Associates (corporate financial advisers) (since
1978); President, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since 1989); Trustee of certain registered investment companies in the MFS Family of Funds. His address is 35 Farm Road, Sherborn, Massachusetts.

OFFICERS OF THE TRUST

PHILIP W. COOLIDGE* (aged 46) -- President of the Trust; Chairman, Chief Executive Officer and President, Signature Financial Group, Inc. and The Landmark Funds Broker-Dealer Services, Inc. (since December, 1988).

CHRISTINE A. DRAPEAU* (aged 27) -- Assistant Secretary and Assistant Treasurer of the Trust; Assistant Vice President, Signature Financial Group, Inc. (since January, 1996); Paralegal and Compliance Officer, various financial companies (July, 1992 to January, 1996); Graduate Student, Bentley College (prior to December, 1994).

JOHN R. ELDER* (aged 49) -- Treasurer of the Trust; Vice President, Signature Financial Group, Inc. (since April, 1995); Treasurer of the Phoenix Family of Mutual Funds, Phoenix Home Life Mutual Insurance Company (1983 to March, 1995).

LINDA T. GIBSON* (aged 32) -- Secretary of the Trust; Vice President, Signature Financial Group, Inc. (since May, 1992); Assistant Secretary, The Landmark Funds Broker-Dealer Services, Inc. (since October, 1992); Law Student, Boston University School of Law (September, 1989 to May, 1992).

JOAN R. GULINELLO* (aged 42) -- Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group, Inc. (since October,
1993); Secretary, The Landmark Funds Broker-Dealer Services, Inc. (since October, 1995); Vice President and Assistant General Counsel, Massachusetts Financial Services Company (prior to October, 1993).

JAMES E. HOOLAHAN* (aged 50) -- Vice President, Assistant Secretary and Assistant Treasurer of the Trust; Senior Vice President, Signature Financial Group, Inc. His address is 437 Madison Avenue, 39th Floor, New York, New York.

SUSAN JAKUBOSKI* (aged 33) -- Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group (Cayman) Ltd. (since August, 1994); Senior Fund Administrator, Signature Financial Group, Inc. (since August, 1994); Assistant Treasurer, Signature Broker-Dealer Services, Inc. (since September, 1994); Fund Compliance Administrator, Concord Financial Group (November, 1990 to August, 1994). Her address is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, BWI.

MOLLY S. MUGLER* (aged 46) -- Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group, Inc.; Assistant Secretary, The Landmark Funds Broker-Dealer Services, Inc. (since December,
1988).

KARYN A. NOKE* (aged 27) - Vice President, Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group (Cayman) Ltd.

(since September, 1996); Assistant Vice President, Signature Financial Group, Inc. (May, 1993 to August, 1996); Student, University of Massachusetts (prior to May, 1993).

SHARON M. WHITSON* (aged 49) -- Assistant Secretary and Assistant Treasurer of the Trust; Assistant Vice President, Signature Financial Group, Inc. (since November, 1992); Associate Trader, Massachusetts Financial Services Company (prior to November, 1992).

JULIE J. WYETZNER* (aged 38) -- Vice President, Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group, Inc. Her address is 437 Madison Avenue, 39th Floor, New York, New York.

      The Trustees and officers of the Trust also hold comparable positions with certain other funds for which The Landmark Funds Broker-Dealer Services, Inc., Signature Financial Group, Inc. or their affiliates serve as the distributor or administrator.

      The Trustees of the Trust (with the exception of Mr. Coolidge, who received no remuneration from the Trust) received or will receive the following remuneration for the periods indicated:

                                                                          TOTAL
                                       PENSION OR                      COMPENSATION
                        AGGREGATE      RETIREMENT        ESTIMATED    FROM REGISTRANT
                      COMPENSATION  BENEFITS ACCRUED      ANNUAL         AND FUND
 NAME OF PERSON,          FROM       AS PART OF FUND   BENEFITS UPON   COMPLEX PAID
   POSITION           REGISTRANT(1)     EXPENSES         RETIREMENT    TO TRUSTEES(2)

Elliott J. Berv       $ 1,001.66          NONE             NONE           $42,250
Mark T. Finn          $ 1,003.06          NONE             NONE           $43,000
Walter E. Robb, III   $ 1,006.98          NONE             NONE           $45,375


(1) Information relates to the period from commencement of operations on June 17, 1996 to December 31, 1996.

(2) Information relates to the Trust's fiscal year ended December 31, 1996. Messrs. Coolidge, Berv, Finn and Robb are trustees of 48, 24, 26 and 24 funds, respectively, of the Landmark Family of Funds.

      The Declaration of Trust of the Trust provide that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees of the Trust, or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.

      On February 27, 1996, Signature Financial Group (Cayman) Ltd. invested $100,000 in Portfolio 200. On June 17, 1996 CitiSelectSM Folio 200, CitiSelectSM Folio 300 and CitiSelectSM Folio 400 and on September 3, 1996 CitiSelectSM Folio 500 invested all of their investable assets in Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500, respectively. CitiSelectSM Folio 200, CitiSelectSM Folio 300, CitiSelectSM Folio 400 and CitiSelectSM Folio 500 (collectively, the "Funds") control the respective Portfolios by virtue of owning a majority of the value of the outstanding interests in the Portfolios. In a restructuring which is currently anticipated to occur on November 1, 1997, Portfolios 200, 300, 400 and 500 intend to transfer all of their assets to the other Portfolios and to certain other registered investment companies in exchange for interests in those Portfolios and other registered investment companies. Portfolios 200, 300, 400 and 500 intend then to liquidate, distributing their interests in the other Portfolios and other registered investment companies to their investors, including the Funds. Because the Funds control Portfolios 200, 300, 400 and 500, it is anticipated that, at least initially, they will control the other Portfolios as well.

      Because the Funds currently control Portfolios 200, 300, 400 and 500, the Funds could take actions without the approval of any other investor in those Portfolios. The Funds have informed the Trust that whenever they are requested to vote on matters pertaining to the fundamental policies of a Portfolio, the relevant Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investor in any Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. The Funds are series of Landmark Funds I, a Massachusetts business trust organized on April 13, 1984 and registered under the 1940 Act as an investment company.

Item 16.  Investment Advisory and Other Services.

      Citibank serves as the manager of each Portfolio and provides certain administrative services to the Trust pursuant to separate management agreements relating to each Portfolio ("Management Agreements"). Subject to such policies as the Board of Trustees of the Trust may determine, Citibank manages the securities of each Portfolio and makes investment decisions for each Portfolio. Citibank furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for each Portfolio. Each Management Agreement with the Trust provides that Citibank may delegate the daily management of the securities of each Portfolio to one or more Subadvisers. Each Management Agreement will continue in effect from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees of the

Trust or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to a Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on a Management Agreement.

      Citibank provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Trust's independent contractors and agents; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; and arranging for the maintenance of books and records of the Trust. Trustees, officers, and investors in the Trust are or may be or may become interested in Citibank, as directors, officers, employees, or otherwise and directors, officers and employees of Citibank are or may become similarly interested in the Trust.

      Each Management Agreement provides that Citibank may render services to others. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Management Agreement with the Trust provides that neither Citibank nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under a Management Agreement.

      Part A to this Registration Statement contains a description of the fees payable to Citibank for services under each of the Management Agreements. Citibank, if required by state law, will reimburse the Portfolios or waive all or a portion of its management fees to the extent that the expenses of a Portfolio exceed the expense limitation prescribed by any state in which a mutual fund that invests in that Portfolio is qualified for offer or sale. For the period June 17, 1996 (September 3, 1996 for Portfolio 500) (commencement of operations) to December 31, 1996, the investment advisory fees payable to Citibank under the Management Agreements with respect to Portfolio 200, Portfolio 300, Portfolio 400 and Portfolio 500 were $197,989 (all of which was voluntarily waived), $385,745 (all of which was voluntarily waived), $495,484 (of which $361,792 was voluntarily waived) and $103,638 (all of which was voluntarily waived), respectively. The other Portfolios are newly organized and had no operations during that period.

      The Trust or Citibank, as the case may be, has entered into separate Submanagement Agreements with the Subadvisers listed below for the Portfolios and for the kinds of assets of Small Cap Value Portfolio, Portfolios 200, 300, 400 and 500 noted opposite the Subadvisers' names. Each Subadviser's compensation is described in Part A to this Registration Statement and is either payable by Citibank or by the applicable Portfolio (in which case Citibank's management fee is correspondingly reduced).

Large Cap Value Portfolio and large cap   Miller Anderson & Sherrerd, LLP
value securities of Portfolios 200, 300, 400 and 500

Small cap value securities of the Small   Franklin Advisory Services, Inc.
Cap Value Portfolio and Portfolios 200,
300, 400 and 500

International Portfolio and international Hotchkis and Wiley equity securities of Portfolios 200, 300, 400 and 500

Foreign Bond Portfolio and foreign        Pacific Investment Management Company
government securities of Portfolios 200,
300, 400 and 500

      It is the responsibility of the Subadviser to make the day-to-day investment decisions for their allocated assets of the Portfolios, and to place the purchase and sales orders for securities transactions concerning those assets, subject in all cases to the general supervision of Citibank. Each Subadviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the assets of the Portfolios allocated to it and effecting securities transactions concerning those assets.

      Each Submanagement Agreement will continue in effect as to each applicable Portfolio from year to year and thereafter as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust as to that Portfolio or by a vote of a majority of the outstanding voting securities of that Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to the Submanagement Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Submanagement Agreement.

      Each Submanagement Agreement provides that the applicable Subadviser may render services to others. Each Submanagement Agreement is terminable as to any Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust, when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than

60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Submanagement Agreement may be terminated by the applicable Subadviser on not less than 90 days' written notice. Each Submanagement Agreement provides that neither the Subadviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for any Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Submanagement Agreement.

      For the period from June 17, 1996 (September 3, 1996 for Portfolio 500) (commencement of operations) to December 31, 1996, the fees paid to the Subadvisers from Portfolios 200, 300, 400 and 500 were as follows: Miller Anderson & Sherrerd, LLP - $90,990; Franklin Advisory Services, Inc. - $123,189; Hotchkis and Wiley - $160,913; and Pacific Investment Management Company - $123,950. The other Portfolios are newly organized and had no operations during that period.

      Pursuant to a sub-administrative services agreement with Citibank, The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS") performs such sub-administrative duties for the Trust as from time to time are agreed upon by Citibank and LFBDS. For performing such sub-administrative services, LFBDS receives compensation as from time to time is agreed upon by Citibank, not in excess of the amount paid to Citibank for its services under the Management Agreements with the Trust. All such compensation is paid by Citibank.

      The Trust, on behalf of the Portfolios, has entered into Custodian Agreements with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. The Trust, on behalf of the Portfolios, also has entered into a Fund Accounting Agreement with State Street Cayman Trust Company, Ltd. ("State Street Cayman") pursuant to which State Street Cayman provides fund accounting services for each Portfolio. State Street Cayman also provides transfer agency services to the Portfolios.

      The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, British West Indies.

      Price Waterhouse are the chartered accountants for the Portfolio Trust. The address of Price Waterhouse is Suite 3000, Box 82, Royal Trust Towers, Toronto Dominion Center, Toronto, Ontario, Canada M5K 1G8.

Item 17.  Brokerage Allocation and Other Practices.

      The Trust trades securities for a Portfolio if it believes that a transaction net of costs (including custodian charges) will help achieve the

Portfolio's investment objective. Changes in the Portfolio's investments are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of turnover is not a limiting factor when changes are appropriate. Specific decisions to purchase or sell securities for each Portfolio are made by a portfolio manager who is an employee of Citibank or a Subadvisor and who is appointed and supervised by its senior officers of Citibank or by a Subadviser. The portfolio manager may serve other clients in a similar capacity.

      In connection with the selection of brokers or dealers and the placing of portfolio securities transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Manager, the Subadvisers or their affiliates exercise investment discretion. The Manager and the Subadvisers are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager or the applicable Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Manager, the Subadvisers and their affiliates have with respect to accounts over which they exercise investment discretion. The Trustees of the Trust shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolio.

      The investment advisory fee that each Portfolio pays to Citibank or a Subadviser will not be reduced as a consequence of Citibank's or the Subadviser's receipt of brokerage and research services. While such services are not expected to reduce the expenses of Citibank or the Subadviser, Citibank or the Subadviser would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

      In making purchases or sales of securities and other property for the account of a Portfolio, a Subadviser may deal with itself or with the Trustees of the Trust, to the extent permitted by the 1940 Act.

      In certain instances there may be securities that are suitable as an investment for a Portfolio as well as for one or more of Citibank's or a Subadviser's other clients. Investment decisions for each Portfolio and for Citibank's and the Subadviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable in a security for a Portfolio. When purchases or sales of the same security for a Portfolio and for other portfolios managed by Citibank or a Subadviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

      For the period from June 17, 1996 (September 3, 1996 for Portfolio 500) (commencement of operations) to December 31, 1996, the Trust paid brokerage commissions in the following amounts: Portfolio 200, $89,479; Portfolio 300, $241,111; Portfolio 400, $453,048; and Portfolio 500, $185,397. The other
Portfolios are newly organized and had no operations during that period.


Item 18.  Capital Stock and Other Securities.

      Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. Each Portfolio is a series of the Trust. Investors in each Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of that Portfolio. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in a Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in a Portfolio may not be transferred (except that interests in Portfolios 200, 300, 400 and 500 may be transferred to the other Portfolios and to other registered investment companies in connection with the dissolution of Portfolios 200, 300, 400 and
500).

      Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in a Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no present intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

      The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the bankruptcy or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

      Each Portfolio is a series of the Trust, organized as a trust under the laws of the State of New York. The Trust's Declaration of Trust provides that investors in each of Portfolios 200, 300, 400 and 500 are each liable for all obligations of that Portfolio. The Declaration of Trust also provides that the Trust may maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor in these Portfolios incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. It is not expected that the liabilities of a Portfolio would ever exceed its assets.

      The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Item 19.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange (the "Exchange") is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once each day as of the close of regular trading on the Exchange. As set forth in more detail below, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

      For the purpose of calculating a Portfolio's net asset value, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities for which there are no such valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

      Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the Exchange and may also take place on days on which the Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when a Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.

      Interest income on long-term obligations held for a Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued less amortization of premium.

      Each investor in a Portfolio may add to or withdraw from its investment in the applicable Portfolio on each Business Day. As of the close of regular trading on the Exchange, on each Business Day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, that are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following Business Day of the Portfolio.

      Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

      The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 20.  Tax Status.

      The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a separate partnership for U.S. federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax, but each investor in a Portfolio must take into account its share of that Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The Portfolios' taxable years end October 31. Although, as described above, the Portfolios are not subject to U.S. federal income tax, they file appropriate U.S. federal income tax returns.

      The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. The Trust also believes that each such investor should be deemed to hold its proportionate share of a Portfolio's assets for the period the Portfolio has held the assets or for the period the investor has been a partner in the Portfolio, whichever is shorter. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in a Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

      In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) and holding period of a Portfolio's assets as if those requirements were directly applicable to such Portfolio and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

      The Trust will allocate at least annually among each Portfolio's investors each investor's distributive share of the respective Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable U.S. Treasury regulations.

      To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor in that Portfolio will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

      Each Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investment by a Portfolio in certain "passive foreign investment companies" may be limited, or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC and to avoid imposition of a tax on such an investor.

      Each Portfolio's transactions in options, foreign currency forward contracts, futures contracts and swaps and related transactions will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for a Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, futures contracts and swaps and related transactions to the extent necessary to enable any investor that is a RIC to meet the requirements of Subchapter M of the Code.

      There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

      The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

      The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or foreign tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

Item 21. Underwriters.

      LFBDS, exclusive placement agent for each of the Portfolios, receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 22.  Calculations of Performance Data.

      Not applicable.

Item 23.  Financial Statements.

       The financial statements contained in the Annual Report of Portfolios 200, 300, 400 and 500 for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, via the EDGAR system, on March 3, 1997 (Accession Number 0001005109-97-000002), are incorporated by reference into this Part B. The other Portfolios are newly organized and had no operations during that period.

       A copy of the Annual Report of Portfolios 200, 300, 400 and 500 accompanies this Part B.

                                     PART C


Item 24.  Financial Statements and Exhibits.

           Financial Statements Included in Part A:

           Not applicable.

           Financial Statements Included in Part B:

           Portfolio of Investments at December 31, 1996*
           Statement of Assets and Liabilities at December 31, 1996*
           Statement of Operations for the year ended December 31, 1996* Statement of Changes in Net Assets for the period from June 17, 1996
             (September 3, 1996 for Asset Allocation Portfolio 500) (commencement of operations) to December 31, 1996*
           Financial Highlights for the period from June 17, 1996 (September 3,
             1996 for Asset Allocation Portfolio 500) (commencement of operations) to December 31, 1996*
           Notes to Financial Statements - December 31, 1996*
           Independent Auditors' Report - February 4, 1997*


*Incorporated herein by reference to the Annual Report of the Registrant for the fiscal year ended December 31, 1996 (Accession Number
0001005109-97-000002).


      (b)  Exhibits

             * 1(a)       Declaration of Trust of the Trust
               1(b)       Amendment to Declaration of Trust of the Trust
        **,*** 1(c)       Amended and Restated Designation of Series of
       and filed          Beneficial Interests of the Trust
       herewith
            ** 2          By-laws of the Trust
               5(a)       Management Agreements between the Registrant
                          and Citibank, N.A., as investment adviser
               5(b)       Sub-Management Agreements
               5(c)       Forms of Sub-Management Agreements

               6(a)       Placement Agency Agreement between the
                          Registrant and The Landmark Funds Broker-
                          Dealer Services, Inc., as exclusive placement
                          agent
               6(b)       Form of Letter Agreement adding Intermediate
                          Income Portfolio, International Portfolio,
                          Foreign Bond Portfolio and Short-Term
                          Portfolio (collectively, the "New Portfolios") to
                          the Placement Agency Agreement
           *** 8(a)       Custodian Contract between the Registrant and
                          State Street Bank and Trust Company ("State
                          Street"), as custodian
               8(b)       Form of Letter Agreement adding the New
                          Portfolios to the Custodian Contract between the
                          Registrant and State Street, as custodian
           *** 9(a)       Accounting Services Agreement between The
                          Premium Portfolios and State Street Cayman
                          Trust Company, Ltd. ("State Street Cayman")
               9(b)       Form of Letter Agreement adding the New
                          Portfolios to the Accounting Services Agreement
                          between the Registrant and State Street Cayman
               9(c)       Form of Sub-Administrative Services Agreement
                          between Citibank, N.A. and Signature Financial
                          Group (Cayman) Ltd.
                 11       Consent of Price Waterhouse
                 27       Financial Data Schedule

____________________________________

      * Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on December 20, 1995.

      **Incorporated herein by reference to Amendment No. 1 to Registrant's
        Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on February 28, 1996.

     ***Incorporated herein by reference to Amendment No. 2 to Registrant's
        Registration Statement on Form N-1A (File No. 811-7459) as filed with the Securities and Exchange Commission on May 1, 1997.

Item 25.  Persons Controlled by or under Common Control with Registrant.

      Not applicable.


Item 26.  Number of Holders of Securities.

               (1)                                (2)
         Title of Class                 Number of Record Holders
      Beneficial Interests              (as of October 29,1997)

   Asset Allocation Portfolio 200                  2
   Asset Allocation Portfolio 300                  2
   Asset Allocation Portfolio 400                  2
   Asset Allocation Portfolio 500                  2
    Large Cap Value Portfolio                      0
    Small Cap Value Portfolio                      0
     International Portfolio                       0
     Foreign Bond Portfolio                        0
      Short-Term Portfolio                         0
  Intermediate Income Portfolio                    0


Item 27.  Indemnification.

      Reference is hereby made to Article V of the Declaration of Trust of the Registrant, as incorporated herein by reference.

      The Trustees and officers of the Trust are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.


Item 28.  Business and Other Connections of Investment Adviser.

      Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, a registered bank holding company. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): The Premium Portfolios (Balanced Portfolio, Large Cap Growth Portfolio, Government Income Portfolio, International Equity Portfolio, Emerging Asian Markets Equity

Portfolio and Small Cap Growth Portfolio), Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Cash Reserves Portfolio, Landmark Multi-State Tax Free Funds (Landmark New York Tax Free Reserves, Landmark Connecticut Tax Free Reserves and Landmark California Tax Free Reserves), Landmark Fixed Income Funds (Landmark Intermediate Income Fund), Landmark Tax Free Income Funds (Landmark National Tax Free Income Fund and Landmark New York Tax Free Income
Fund), CitiFunds Institutional Trust (CitiFunds Institutional Cash Reserves) and Variable Annuity Portfolios (CitiSelect(R) VIP Folio 200, CitiSelect(R) VIP Folio 300, CitiSelect(R) VIP Folio 400, CitiSelect(R) VIP Folio 500 and Landmark Small Cap Equity VIP Fund). Citibank and its affiliates manage assets in excess of $88 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

      John S. Reed is the Chairman of the Board and a Director of Citibank. The following are Vice Chairmen of the Board and Directors of Citibank: Paul J. Collins and William R. Rhodes. Other Directors of Citibank are D. Wayne Calloway, former Chairman and Chief Executive Officer, PepsiCo, Inc.; John M. Deutch, Institute Professor, Massachusetts Institute of Technology; Reuben Mark, Chairman and Chief Executive Officer, Colgate-Palmolive Company; Richard
D. Parsons, President, Time Warner, Inc.; Rozanne L. Ridgway, Former Assistant Secretary of State for Europe and Canada; Robert B. Shapiro, Chairman, President and Chief Executive Officer, Monsanto Company; Frank A. Shrontz, Chairman Emeritus, The Boeing Company; and Franklin A. Thomas, former President, The Ford Foundation.

      Each of the individuals named above is also a Director of Citicorp. In addition, the following persons have the affiliations indicated:

D. Wayne Calloway        Director, Exxon Corporation
                         Director, General Electric Company
                         Retired Chairman and Chief Executive Officer and
                           Director, PepsiCo, Inc.

Paul J. Collins          Director, Kimberly-Clark Corporation

John M. Deutch           Director, Ariad Pharmaceuticals, Inc.
                         Director, CMS Energy
                         Director, Palomar Medical Technologies, Inc.
                         Director, Cummins Engine Company, Inc.
                         Director, Schlumberger, Ltd.

Reuben Mark              Director, Chairman and Chief Executive Officer
                           Colgate-Palmolive Company
                         Director, New York Stock Exchange
                         Director, Time Warner, Inc.
                         Non-Executive Director, Pearson, PLC

Richard D. Parsons       Director, Federal National Mortgage Association
                         Director, Philip Morris Companies Incorporated
                         Member, Board of Representatives, Time Warner
                           Entertainment Company, L.P.
                         Director and President, Time Warner, Inc.

John S. Reed             Director, Monsanto Company
                         Director, Philip Morris Companies
                           Incorporated
                         Stockholder, Tampa Tank & Welding, Inc.

William R. Rhodes        Director, Private Export Funding
                           Corporation

Rozanne L. Ridgway       Director, 3M
                         Director, Bell Atlantic Corporation
                         Director, Boeing Company
                         Director, Emerson Electric Company
                         Member-International Advisory Board,
                           New Perspective Fund, Inc.
                         Director, RJR Nabisco, Inc.
                         Director, Sara Lee Corporation
                         Director, Union Carbide Corporation

Robert B. Shapiro        Director, Chairman and Chief Executive Officer,
                           Monsanto Company
                         Director, Silicon Graphics

Frank A. Shrontz         Director, 3M
                         Director, Baseball of Seattle, Inc.
                         Director and Chairman Emeritus, Boeing Company
                         Director, Boise Cascade Corp.
                         Director, Chevron Corporation

Franklin A. Thomas       Director, Aluminum Company of America
                         Director, Cummins Engine Company, Inc.
                         Director, Lucent Technologies
                         Director, PepsiCo, Inc.

      Franklin Advisory Services, Inc. ("Franklin"), a sub-adviser of the Registrant, maintains its principal office at One Parker Plaza, 16th Floor, Fort Lee, New Jersey 07024. Franklin, a Delaware corporation incorporated in 1996, is a registered investment adviser under the Investment Advisers Act of 1940 and is a wholly-owned subsidiary of Franklin Resources, Inc., a publicly owned holding company. Franklin is an investment adviser to various open-end and closed-end investment companies.

      William J. Lippman is the President and Director of Franklin Advisory Services, Inc. Mr. Lippman holds a master of business administration degree from New York University and a bachelor of business administration degree from City College of New York. Mr. Lippman also serves as Senior Vice President of Franklin Resources, Inc. and Franklin Management, Inc. and has been with the Franklin Templeton Group since 1988. Prior to joining Franklin Advisers Inc., Mr. Lippman was president of L.F. Rothschild Fund Management, Inc. and has been in the securities industry for over 30 years.

      Each of the individuals named below is an officer and/or Director of Franklin and has the affiliations indicated:

Name:                         Affiliations:

William J. Lippman            Senior Vice President, Franklin Resources, Inc.
  President and Director      Senior Vice President, Franklin Advisers, Inc.
                              Senior Vice President, Franklin Templeton
                                Distributors, Inc.
                              Senior Vice President, Franklin Management, Inc.

                              Mr. Lippman also serves as officer and/or director or trustee of eight of the investment companies in the Franklin Group of Funds.

Charles B. Johnson            President, Chief Executive Officer and Director
   Chairman of the Board and    Franklin Resources,
   Director                   Chairman of the Board and Director, Franklin
                                Advisers, Inc.
                              Chairman of the Board and Director, Franklin
                                Investment Advisory Services, Inc.
                              Chairman of the Board and Director, Franklin
                                Templeton Distributors, Inc.
                              Director, Franklin/Templeton Investor Services,
                                Inc.
                              Director, Franklin Templeton Services, Inc.
                              Director, General Host Corporation

                              Mr. Johnson also serves as officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc.
                              and of 54 of the investment companies in the Franklin Templeton Group of Funds.

Rupert H. Johnson, Jr.        Executive Vice President and Director, Franklin
   Senior Vice President and    Resources, Inc.
   Director                   Executive Vice President and Director, Franklin
                                Templeton Distributors, Inc.
                              President and Director, Franklin Advisers, Inc.
                              Senior Vice President and Director, Franklin
                                Investment Advisory Services, Inc.
                              Director, Franklin/Templeton Investor Services,
                                Inc.

                              Mr. Johnson also serves as officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 60 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek             Senior Vice President and General Counsel,
   Vice President and           Franklin Resources, Inc.
   Assistant Secretary        Senior Vice President, Franklin Templeton
                                Distributors, Inc.
                              Vice President, Franklin Advisers, Inc.
                              Vice President, Franklin Investment Advisory
                                Services, Inc.

                              Ms. Gatzek also serves as officer of 60 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan            Senior Vice President, Chief Treasurer Financial
   Treasurer                    Officer and Treasurer, Franklin Resources, Inc.
                              Executive Vice President, Templeton Worldwide,
                                Inc.
                              Senior Vice President and Treasurer, Franklin
                                Advisers, Inc.
                              Senior Vice President and Treasurer, Franklin
                                Templeton Distributors, Inc.
                              Senior Vice President, Franklin/Templeton
                                Investor Services, Inc.
                              Treasurer, Franklin Investment Advisory Services,
                                Inc.

                              Mr. Flanagan also serves as officer of most other subsidiaries of Franklin Resources, Inc. and officer, director and/or trustee of 60 of the investment companies in the Franklin Templeton Group of Funds.

Leslie M. Kratter             Vice President, Franklin Resources, Inc.
   Secretary                  Vice President, Franklin Institutional Services
                                Corporation
                              Secretary, Templeton Worldwide, Inc.
                              Secretary, Franklin/Templeton Distributors, Inc.
                              Secretary, Franklin Advisers, Inc.
                              Secretary, Franklin Management, Inc.
                              Secretary, Franklin Investment Advisory Services,
                                Inc.
                              Secretary, Templeton Franklin Investment Services,
                                Inc.
                              Secretary, Templeton Direct Advisors, Inc.
                              Secretary, Templeton Direct Investments,Inc.

      Pacific Investment Management Company ("PIMCO"), a sub-adviser of the Registrant, maintains its principal office at 840 Newport Center Drive, Suite 360, P.O. Box 6480, Newport Beach, California 92658-9030. PIMCO is a registered investment adviser under the Investment Advisers Act of 1940.

      Lee R. Thomas, III joined PIMCO in 1995 and is the Senior International Portfolio Manager at PIMCO, as well as a Managing Director of PIMCO. Previously he was a member of Investcorp's Management Committee, where he was responsible for global securities and foreign exchange trading. Prior to Investcorp, he was associated with Goldman Sachs, where he was an Executive Director in the fixed income division of their London office.

      Each of the individuals named below is a Managing Director of PIMCO and has the affiliations indicated:

Name and Position:       Other Affiliations:

William H. Gross, CFA    None
  Senior Fixed Income
  Portfolio Manager

David H. Edington        None
  Senior Fixed Income
  Portfolio Manager

John L. Hague            None
  Senior Fixed Income
  Portfolio Manager

Brent R. Harris, CFA     None
  Director of Marketing

Dean S. Meiling, CFA     None
  Account Manager

James F. Muzzy, CFA      None
  Account Manager

William F. Podlich, III  None

William C. Powers        None
  Senior Fixed Income
  Portfolio Manager

Frank B. Rabinovitch     None
  Senior Fixed Income
  Portfolio Manager

Lee R. Thomas, III       None
  Senior International
  Portfolio Manager

William S. Thompson      Director, Spieker Properties Inc.
  Chief Executive Officer


      Hotchkis and Wiley, a division of the Capital Management Group of Merrill Lynch Asset Management, L.P. ("Hotchkis"), a sub-adviser of the Registrant, maintains its principal office at 800 West Sixth Street, Fifth Floor, Los Angeles, California 90017. Harry Hartford and Sarah Ketterer manage international equity accounts and are also responsible for international investment research. Each serves on the Investment Policy Committee at Hotchkis. Prior to joining Hotchkis, Mr. Hartford was with the Investment Bank of Ireland, where he gained 10 years of experience in both international and global equity management. Prior to joining Hotchkis, Ms. Ketterer was an associate with Bankers Trust and an analyst at Dean Witter.

      Hotchkis became a division of the Capital Management Group of Merrill Lynch Asset Management, L.P. upon the completion of the sale by Hotchkis and Wiley, a Delaware Limited Liability Company and the general partner of Hotchkis & Wiley, a California limited partnership, of all of the partnership interests in Hotchkis & Wiley to Merrill Lynch & Co., Inc., a Delaware corporation, in November of 1996.

      Following are the managing personnel of Hotchkis:

Name and Position:            Other Affiliations:

John F. Hotchkis              Trustee, Hotchkis and Wiley Funds
  Portfolio Manager           Board of Governors, The Music Center
  Chairman                    Director, The Music Center Foundation
                              Director, Los Angeles Philharmonic Orchestra
                              Director, Big Brothers of Greater Los Angeles
                              Director, Executive Service Corps of Southern
                                California
                              Director, KCET
                              Director, Teach for America
                              Trustee, The Lawrenceville School
                              Trustee, Robert Louis Stevenson School
                              Director, Fountainhead Water Company, Inc.


Michael L. Quinn              Head of Merrill Lynch Capital Management Group
  Chief Executive Officer

      Miller Anderson & Sherrerd, LLP ("MAS"), a sub-adviser of the Registrant, maintains its principal office at One Tower Bridge, West Conshohocken, Pennsylvania 19428. MAS has been a registered investment adviser under the Investment Advisers Act of 1940 since 1974. MAS serves as the Investment Adviser and Fund Administrator for the MAS Funds and is also the parent company of MAS Fund Distribution, Inc. ("MASDI"), a registered limited purpose broker-dealer that was formed in 1992 solely to distribute shares of the MAS Funds. All registered representatives of MASDI are also employees of MAS. MAS Fixed Income Partnership I, L.P. ("MAS I") and MAS Fixed Income Partnership II, L.P. ("MAS II") are investment partnerships established by MAS. MAS has established MAS Fixed Income I, L.L.C., MAS Fixed Income II, L.L.C., MAS Management, Inc., and MAS Investors I, LLP to administer and manage the investment partnerships. MAS also participates in a joint venture with LTCB Capital Markets, Inc. that owns LTCB-MAS Investment Management, Inc., a registered investment adviser.

      MAS is a Pennsylvania limited liability partnership and became an indirect wholly-owned subsidiary of Morgan Stanley Group Inc., the global financial services firm, upon the completion of Morgan Stanley Asset Management's acquisition of MAS in January of 1996. MAS's general partner and the owner of 95% of the MAS partnership interests is Morgan Stanley Asset Management Holdings, Inc. ("MSAMH"), a direct wholly-owned subsidiary of Morgan Stanley Asset Management Inc. MSAMH is also one of MAS's three limited partners. The other two limited partners of MAS are MSL Incorporated and MS Holdings Incorporated, which are both holding companies within Morgan Stanley's corporate structure and own the remaining 3% and 2% of MAS's partnership interests, respectively.

Following are the officers and directors of Morgan Stanley Asset Management Holdings, Inc.

Name and Position:                Affiliations:

James M. Allwin                   Director and Managing Director of Morgan
      President and Director        Stanley Asset Management Inc. since 1993
                                    and President since 1995;
                                  Employee of Morgan Stanley & Co.
                                    Incorporated since 1976 and Managing
                                    Director since 1985;
                                  President of Morgan Stanley
                                    Realty, Inc. since 1988;
                                  Member of the Board of Overseers,
                                    Dartmouth College;
                                  Member of the Executive Board, The National
                                    Realty Committee;
                                  Trustee, The Urban Land Institute;
                                  Chairman, Cities in Schools, Inc.

Barton M. Biggs                   Chairman and Director of Morgan Stanley
      Chairman of the Board and     Asset Management Inc. since 1980;
      Director                    Chairman and Director of Morgan Stanley
                                    Asset Management Limited;
                                  Managing Director of Morgan Stanley & Co.
                                    Incorporated since 1973;
                                  Director of Morgan Stanley Group Inc. since
                                    1991;
                                  Member of the Investment Advisory Council
                                    of The Thailand Fund;
                                  Director, The Rand McNally Company;
                                  Member, Yale Development Board;
                                  Director and officer of various investment
                                    companies managed by Morgan Stanley
                                    Asset Management Inc.

Harold J. Schaaff, Jr.            Principal of Morgan Stanley & Co.
      Secretary and Director        Incorporated;
                                  General Counsel and Secretary of Morgan
                                    Stanley Asset Management Inc. since 1989;
                                  Officer of various investment companies
                                    managed by Morgan Stanley Asset Management
                                    Inc.

Debra M. Aaron                    Employee of Morgan Stanley & Co.
      Vice President                Incorporated since 1984, Vice President
                                    since 1986 and a Principal since 1989

Bruce R. Sandberg                 Employee of Morgan Stanley & Co.
      Vice President                Incorporated since 1981, Vice President
                                    since 1988 and a Principal since 1992

Eileen Murray                     Employee of Morgan Stanley & Co.
      Treasurer                     Incorporated since 1984;
                                  Treasurer and Managing Director of Morgan
                                    Stanley Asset Management Inc. and Morgan
                                    Stanley & Co. Incorporated since June
                                    of 1996

Madeline D. Barkhorn              Employee of Morgan Stanley & Co.
      Assistant Secretary           Incorporated since 1994 and of Morgan
                                    Stanley Asset Management Inc. since 1988

Charlene R. Herzer                Employee of Morgan Stanley & Co.
      Assistant Secretary           Incorporated since 1990 and Vice President
                                    since 1995

      The primary portfolio managers for MAS's Value Portfolio are Robert J. Marcin, CFA, Richard M. Behler, PhD, and Nicholas J. Kovich, CFA. All other members of the MAS equity investment management department serve as analyst resources for the value team in the management of the portfolio while maintaining responsibility for other MAS equity related portfolios.

      Each of the individuals named below is a former partner of MAS and has the affiliations indicated:

Name:                    Other Affiliations:

Richard B. Worley        University of Pennsylvania, Trustee
                         Medical Center of the University of Pennsylvania,
                           Trustee
                         Pennsylvania Academy of Fine Arts, Trustee

Thomas L. Bennett, CFA   MAS Funds, Chairman
                         MAS Fund Distribution, Inc., Director

Robert L. Hagin, PhD     Society of Quantitative Analysts, Advisory Board

John D. Connolly, CFA    Financial Analysts of Philadelphia, President, 1994-95

Kenneth B. Dunn, PhD     Journal of Fixed Income, Associate Editor
                         Institute for the Study of Security Markets, Board
                           of Directors

Ellen D. Harvey, CFA     St. Timothy's School, Trustee, 1985-94
                           Investment Chairman, 1994-present
                         Bryn Mawr Rehabilitation Hospital, Trustee
                         Main Line Health System, Trustee
                         Owosso Corporation, Director

Gary G. Schlarbaum,      Coe College, Trustee
  CFA, PhD               MAS Funds Distribution, Inc., Director

James D. Schmid          MAS Funds, President
  Head of Mutual Funds   MAS Fund Distribution, Inc., Director
                         The Minerva Fund, Inc., Chairman of the Board of
                           Directors

Arden C. Armstrong, CFA  American Friends Service Committee, Investment
                           Committee
                         Wharton Fellow's Fund, Board of Overseers

Stephen F. Esser, CFA    None

J. David Germany, PhD    None

Nicholas J. Kovich, CFA  None

Robert J. Marcin, CFA    None

Mary Ann Milias          California Pacific Medical Center Foundation,
                           Trustee
                         Schools of the Sacred Heart, Trustee
                         Sisters of the Presentation - Investment Advisory
                           Committee
                         Marin Community Foundation -  Investment Advisory
                           Committee

Scott F. Richard, DBA    Journal of Fixed Income, Associate Editor

Horacio A. Valeiras, CFA None

Glenn E. Becker          Germantown Academy, Education Committee
                         The Salvation Army Advisory Board of Greater
                           Philadelphia
                         Philadelphia Leadership Foundation, Director

Steven K. Kreider, CFA   Lehigh University, Investment Committee

Marna C. Whittington,    Rohm & Haas Company, Director
  PhD                    Tower Hill School, Trustee
                         Upland Country Day School, Trustee
                         The Philadelphia Contributionship, Director
                         Federated Department Stores, Inc., Director
                         Berwind Group, Director


Item 29.  Principal Underwriters.

       (a) The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS"), the placement agent for the Registrant's series, is also the placement agent for Large Cap Growth Portfolio, Small Cap Growth Portfolio, International Equity Portfolio, Balanced Portfolio, Government Income Portfolio, Emerging Asian Markets Equity Portfolio, Tax Free Reserves Portfolio, Cash Reserves Portfolio and U.S. Treasury Reserves Portfolio. LFBDS is also the distributor for Landmark International Equity Fund, Landmark Emerging Asian Markets Equity Fund, Landmark U.S. Treasury Reserves, Landmark Cash Reserves, Premium U.S. Treasury Reserves, Premium Liquid Reserves, Landmark Institutional U.S. Treasury Reserves, Landmark Institutional Liquid Reserves, CitiFunds Institutional Cash Reserves, Landmark Tax Free Reserves, Landmark Institutional Tax Free Reserves, Landmark California Tax Free Reserves, Landmark Connecticut Tax Free Reserves, Landmark New York Tax Free Reserves, Landmark U.S. Government Income Fund, Landmark Intermediate Income Fund, Landmark Balanced Fund, Landmark Equity Fund, Landmark Small Cap Equity Fund, Landmark National Tax Free Income Fund, Landmark New York Tax Free Income Fund, CitiSelect(R) VIP Folio 200, CitiSelect(R) VIP Folio 300, CitiSelect(R) VIP Folio 400, CitiSelect(R) VIP Folio 500, Landmark Small Cap Equity VIP Fund, CitiSelect(R) Folio 200, CitiSelect(R) Folio 300, CitiSelect(R) Folio 400 and CitiSelect(R) Folio 500.

       (b) The information required by this Item 29 with respect to each director and officer of LFBDS is incorporated by reference to Schedule A of Form BD filed by LFBDS pursuant to the Securities and Exchange Act of 1934 (File No. 8-32417).

       (c)  Not applicable.

Item 30.  Location of Accounts and Records.

       The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Name                                            Address

State Street Bank and Trust Company             225 Franklin Street
(custodian)                                     Boston, MA  02110

State Street Cayman Trust Company, Ltd.         P.O. Box 25086T
(accounting services agent)                     Grand Cayman, Cayman Islands

Citibank, N.A.                                  153 East 53rd Street
(investment manager and administrator)          New York, NY 10043

The Landmark Funds Broker-Dealer                c/o Signature Financial Group
  Services, Inc.                                 (Cayman) Ltd.
(placement agent)                               Elizabethan Square
                                                George Town, Grand Cayman
                                                Cayman Islands BWI

Item 31.  Management Services.

       Not applicable.

Item 32.  Undertakings.

       The Registrant undertakes to comply with the provisions of Section 16(c) of the Investment Company Act of 1940.

                                   SIGNATURE


       Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 29th day of October, 1997.


                            ASSET ALLOCATION PORTFOLIOS



                            By: Susan Jakuboski
                                Susan Jakuboski
                                Assistant Secretary

                                 EXHIBIT INDEX


       Exhibit
        No.:      Description:

       1(b)       Amendment to Declaration of Trust of the Trust
       1(c)       Amended and Restated Designation of Series of
                  Beneficial Interests of the Trust
       5(a)       Management Agreements between the Registrant and
                  Citibank, N.A., as investment adviser
       5(b)       Sub-Management Agreements
       5(c)       Forms of Sub-Management Agreements
       6(a)       Placement Agency Agreement between the Registrant
                  and The Landmark Funds Broker-Dealer Services, Inc., as
                  exclusive placement agent
       6(b)       Form of Letter Agreement adding Intermediate Income
                  Portfolio, International Portfolio, Foreign Bond
                  Portfolio and Short-Term Portfolio (collectively, the
                  "New Portfolios") to the Placement Agency Agreement
       8(b)       Form of Letter Agreement adding the New Portfolios to the
                  Custodian Contract between the Registrant and State Street, as custodian
       9(b)       Form of Letter Agreement adding the New Portfolios to
                  the Accounting Services Agreement between the
                  Registrant and State Street Cayman
       9(c)       Form of Sub-Administrative Services Agreement between
                  Citibank, N.A. and Signature Financial Group (Cayman) Ltd.
         11       Consent of Price Waterhouse
         27       Financial Data Schedule